Exhibit 10.11

Execution Copy

Confidential material omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

AMENDED AND RESTATED JOINT DEVELOPMENT AND COMMERCIALIZATION

AGREEMENT

BY AND AMONG

GTC BIOTHERAPEUTICS, INC.

AND

LFB-BIOTECHNOLOGIES S.A.S.U.

AND

LFB/GTC LLC

AND

LFB BIOTECHNOLOGIES INC.

June 30, 2008

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

-i-

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(continued)

-ii-

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(continued)

-iii-

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(continued)

-iv-

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(continued)

		Page

16.7	Notice	73

16.8	Headings	73

16.9	Force Majeure	73

16.10	Entire Agreement	74

16.11	Amendments	74

16.12	Independent Contractors and Relationship of the Parties	74

16.13	Exhibits	74

16.14	No Strict Construction	74

16.15	Recording	74

16.16	Counterparts	74

-v-

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

AMENDED AND RESTATED JOINT DEVELOPMENT

AND COMMERCIALIZATION AGREEMENT

This Amended and Restated Joint Development and Commercialization Agreement (this “Agreement”) is entered into as of June 30, 2008 (the “Restatement Date”), by and among GTC Biotherapeutics, Inc., a Massachusetts corporation, having offices at 175 Crossing Boulevard, Framingham, Massachusetts 01702, USA (“GTC”); LFB Biotechnologies S.A.S.U., a société par actions simplifiée unipersonnelle, having offices at 3, avenue des Tropiques, Les Ulis, 91958 Courtaboeuf, France (“LFB Biotech”); LFB/GTC LLC, a New York limited liability corporation, having offices at 175 Crossing Boulevard, Framingham, Massachusetts 01702, USA (“LFB/GTC LLC”) and LFB Biotechnologies Inc., a Delaware corporation having a registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware (“LFB-US”). GTC, LFB Biotech, LFB-US and LFB/GTC LLC are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

A. LFB Biotech and its Affiliates possess certain intellectual property, know-how and skills with respect to processes and purification, expertise in clinical and regulatory affairs, manufacturing, molecular biology and biosecurity, extensive marketing and sales experience in therapeutic products, commercial infrastructure and financial resources.

B. GTC possesses certain intellectual property with respect to the production of transgenic proteins in milk, purification and promoters, know-how and skills in the areas of regulatory affairs, quality systems animal husbandry, milking, biosecurity, molecular biology, embryology, product recovery and purification.

C. GTC and LFB Biotech entered into a Joint Development and Commercialization Agreement effective as of September 29, 2006, as amended by an Amendment Agreement dated as of November 19, 2007 and by a Second Amendment Agreement dated as of May 14, 2008 (as so amended, the “Original JDA”) for the purpose of jointly developing and commercializing certain transgenic animal products based on, derived from or incorporating recombinant plasma proteins and monoclonal antibodies (the “Collaboration”).

D. LFB Biotech and GTC agreed that the first program to be undertaken pursuant to their Collaboration will be the development and commercialization of an rFVIIa product in respect of which LFB Biotech and its Affiliates have developed certain intellectual property, know how and skills.

E. LFB Biotech and GTC have added three more programs to their Collaboration since the date of the Original JDA, including programs for the development of an antibody to CD20 (the “CD20 Antibody”), a recombinant form of coagulation Factor IX (“rFIX”) and a recombinant form of the blood protein alpha-1 antitrypsin (“rhAAT”).

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

F. As contemplated by Section 4.7 of the Original JDA, GTC and LFB Biotech (through its subsidiary LFB-US) have formed a separate legal entity in the form of LFB/GTC LLC to facilitate the continuing Collaboration.

G. LFB Biotech, GTC, LFB/GTC LLC and LFB-US wish to amend and restate the Original JDA to add LFB/GTC LLC and LFB-US as parties and to accurately reflect the reallocation of responsibilities of the Collaboration and the use of LFB/GTC LLC to facilitate the continuing Collaboration.

H. LFB Biotech is a wholly-owned subsidiary of Laboratoire Francais du Fractionnement et des Biotechnologies S.A., a French société anonyme (“LFB SA”). LFB-US is a wholly-owned subsidiary of LFB Biotech.

I. As a material inducement for GTC to enter into the Original JDA, GTC and LFB SA entered into a certain Keepwell Agreement concurrently with the execution of the Original JDA, pursuant to which, among other matters, LFB SA agreed to (i) cause LFB Biotech and the Affiliates of LFB Biotech to perform and comply with any relevant obligations under the Original JDA, (ii) be liable for any GTC damages caused by the failure of LFB Biotech or its Affiliates to perform and comply with such obligations, and (iii) indemnify and hold GTC harmless for any such failures.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Accounting Standards” shall mean (a) with respect to GTC and LFB/GTC LLC, United States Generally Accepted Accounting Principles, and (b) with respect to LFB Biotech and LFB-US, International Financial Reporting Standards.

1.2 “Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any governmental authority.

1.3 “Additional MAb Product” means the Transgenic version of any therapeutic product based on, incorporating or derived from monoclonal antibodies, other than the CD20 Mab Product.

1.4 “Additional Plasma Product” means a Transgenic version of any therapeutic recombinant blood plasma product other than the Initial Product.

1.5 “Affiliate” means any Person who directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this Section 1.5, “control”, “controls”, or “controlled by” means ownership directly or through one or more Affiliates, of more than fifty percent (50%) or more of the shares of stock entitled to

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to direct the management or policies of a corporation or other entity. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For purposes of this Agreement, LFB/GTC LLC shall be deemed to be an Affiliate of each Operating Party.

1.6 “Agreement” shall have the meaning set forth in the preamble to this Agreement.

1.7 “Alliance Affecting Core Business” means, with respect to an Operating Party, a binding agreement between such Operating Party or its Affiliate and a Third Party for the development and/or commercialization of a product which (a) if developed or commercialized by the other Operating Party, would be within the Core Business of such other Operating Party, and (b) Competes with a Core Business Product of the other Operating Party as listed on Exhibit D.

1.8 “Base Product Term” shall have the meaning set forth in Section 14.1(b).

1.9 “CD20 Antibody” shall have the meaning set forth in the preamble to this Agreement.

1.10 “CD20 Antibody Product” means a Transgenic version of a therapeutic product incorporating, based on or derived from the CD20 Antibody.

1.11 “Change of Control” with respect to a Party means (a) a sale of all or substantially all of such Party’s assets or business to which this Agreement relates; (b) a merger, reorganization or consolidation involving such Party in which the stockholders of such Party immediately prior to such transaction cease to own collectively a majority of the voting equity securities of the successor entity; or (c) a Person or group of Persons acting in concert acquires more than fifty percent (50%) of the voting equity securities of such Party. For purposes of this Agreement, a Party shall be deemed to have undergone a Change of Control in the event that any of the transactions listed in (a), (b) or (c) above take place with respect to: (1) an Affiliate of such Party that Controls such Party, or (2) an Affiliate of such Party whose performance or assets are material to such Party’s performance of its obligations under this Agreement, including without limitation those obligations under any Development Plan or Commercialization Plan hereunder.

1.12 “Co-Exclusive Territory” means the rest of the world outside the European Territory and the North American Territory, except, in the case of the rFIX Product, the Co-Exclusive Territory shall be limited to Monaco, Andorra, Mexico and Japan.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.13 “Collaboration Term” means the term of this Agreement, as set forth in Section 14.1.

1.14 “Combination Product” shall have the meaning set forth in Section 1.84.

1.15 “Commercial License” shall mean a commercial license agreement, substantially upon the terms set forth in Exhibit C, that is executed by the Operating Parties in the circumstances described in Section 8.2(c)(ii).

1.16 “Commercialization” or “Commercialize” means the promotion, detailing, sale and distribution of a Product in the Territory, including, without limitation, all LFB Biotech Commercialization Activities and GTC Commercialization Activities.

1.17 “Commercialization Activities” means the LFB Biotech Commercialization Activities and/or the GTC Commercialization Activities, as the context suggests.

1.18 “Commercialization Costs” means, with respect to a Product, all direct external costs and direct internal costs properly incurred or paid by each Operating Party with respect to such Product plus, to the extent permitted under Appendix II to Exhibit B indirect costs properly allocated by such Operating Party as Commercialization Costs, in each case during the Commercialization Phase for such Product, excluding the specific costs required to achieve the second Major Regulatory Approval and other costs properly allocated as Development Costs hereunder. Commercialization Costs shall include, without limitation, those costs described on Appendix II to Exhibit B, and which are related to marketing and selling of the Product, and the cost of producing and distributing Product for sale, sample and other uses approved in the Commercialization Plan. For the avoidance of doubt, Commercialization Costs shall exclude any transfer pricing mark-up or other intercompany transactions, payable by a Party to one of its Affiliates in connection with such Affiliates’ performance of activities under a Commercialization Plan. Subject to Joint Steering Committee approval, costs incurred for phase IV studies, distribution, sales force, and any related promotional costs are to be considered Commercialization Costs. For the avoidance of doubt, (a) any Development Costs, including without limitation significant costs of expanding a Product’s labeled indication or approved territory or other costs included in the determination of Product Participation shall not be included as Commercialization Costs in the calculation of Net Profits, and (b) Commercialization Costs shall not be included in the determination of the Product Participation of each Operating Party, and shall be included in the determination of Net Profits as per Exhibit B.

1.19 “Commercialization Phase”, with respect to a Product, shall mean the period commencing upon the first Major Regulatory Approval of such Product and continuing throughout the remaining Product Term with respect to such Product; provided that, notwithstanding commencement of the Commercialization Phase, (a) Development Activities shall continue in other countries or regions of the Territory until Regulatory Approval has been obtained in all countries or regions set forth in the applicable Development Plan and (b) certain costs incurred by the Operating Parties during the Commercialization Phase shall be allocated as Development Costs as specified herein.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.20 “Commercialization Plan” shall have the meaning set forth in Section 6.1.

1.21 “Commercially Reasonable Efforts” means, with respect to each Operating Party, commercially reasonable efforts in accordance with such Operating Party’s business, legal, ethical, medical and scientific judgment, and in accordance with the efforts and resources such Operating Party would use for a product owned by it or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product and other relevant factors.

1.22 “Compete”, “Competes” or “Competing” means, with respect to any two therapeutic products, whether or not one of such products is a Product, and whether or not one or both of such products is Transgenic, that (a) one such product which is a ************.

1.23 “Competing Product” means any Transgenic or non-Transgenic therapeutic product, other than a Product, that Competes with a Product, provided that the term “Competing Product” shall not include any products that ************.

1.24 “Confidential Information” of a Party means any scientific, technical, trade or business information possessed, obtained by, developed for or given to a Party which is treated by such Party as confidential or proprietary, including, without limitation Research Materials (defined below), formulations, techniques, methodology, assay systems, formulae, protocols, SOPs, procedures, tests, equipment, data, reports, know-how, sources of supply, patent positioning, relationships with consultants and employees, pricing, business plans and business developments, information concerning the existence, scope or activities of any research, development, manufacturing or other projects of such Party (e.g., plans, rationale, competitive strategy or other information related to developing or marketing products or technology covered by such Party’s patents, patent applications or published patent applications), and any other confidential information about or belonging to such Party’s suppliers, licensors, licensees, partners, Affiliates, customers, potential customers or others and which is disclosed by such Party to the other Party during the Collaboration Term. “Research Materials” include, without limitation, genes, DNA sequences, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies, biological substances, and any constituents, progeny, mutants, derivatives or replications thereof or therefrom, together with all reagents, chemical compounds or other materials. It is understood and agreed by the Parties that (a) the GTC Know-How shall be deemed to be the Confidential Information of GTC for all purposes hereunder, (b) the LFB Biotech Know-How shall be deemed to be the Confidential Information of LFB Biotech for all purposes hereunder and (c) the terms of this Agreement shall constitute Confidential Information of each Party.

1.25 “Control” means, with respect to any information or intellectual property right, possession by a Party or its Affiliates of the ability (whether by ownership, license, or otherwise) to grant access, a license, or a sublicense to such information or intellectual property right without violating the terms of any agreement or other arrangement with, and without the payment of additional consideration (other than royalty payments, milestone payments and other amounts otherwise payable under the relevant agreement) to, any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, license, or sublicense.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.26 “Core Business” means (a) with respect to LFB Biotech and its Affiliates, the development and commercialization of (i) protein obtained from human plasma fractionation and their recombinant counterparts and (ii) recombinant monoclonal antibodies with applications in oncology, auto immune diseases, infectious diseases and graft rejection; and, (b) with respect to GTC and its Affiliates, the development and commercialization of (i) therapeutic Transgenic protein products and (ii) recombinant monoclonal antibodies with applications in oncology, auto immune diseases, infectious diseases and asthma. The applications for monoclonal antibodies may be extended as provided in the definition of “Core Business Product”.

1.27 “Core Business Competitor” means, with respect to an Operating Party at the relevant time, any Third Party that is developing or commercializing one or more products that (a) if developed or commercialized by such Operating Party would be within the Core Business of such Operating Party and its Affiliates and (b) Competes with a Core Business Product of such Operating Party and its Affiliates.

1.28 “Core Business Competitor Equity Acquisition” means with respect to an Operating Party (a) the acquisition by a Core Business Competitor of such Operating Party of more than ************ of the voting equity securities of the other Operating Party or (b) a Core Business Competitor of such Operating Party obtaining the right to ************. For purposes of this Agreement, a Core Business Competitor Equity Acquisition shall be deemed to have occurred with respect to an Operating Party in the event that any of the transactions listed in (a) or (b) above take place with respect to: (1) an Affiliate of the other Operating Party that Controls such other Operating Party, or (2) an Affiliate of such other Operating Party whose performance or assets are material to such other Operating Party’s performance of its obligations under this Agreement, including without limitation those obligations under any Development Plan or Commercialization Plan hereunder.

1.29 “Core Business Product/Products” means, with respect to an Operating Party and its Affiliates, a specific product within the Core Business of such Operating Party and its Affiliates as set forth on Exhibit D as the same shall be amended in accordance with the following. Each Operating Party shall notify the other Parties annually of any change in the Core Business Products of such Operating Party and its Affiliates, together with adequate supporting documentation, and, absent a dispute, Exhibit D shall be amended to reflect such change subject to the following conditions: (i) neither Operating Party shall be required to delete any product which is ************; (ii) any ************ product ************ may be added to or deleted from Exhibit D by either Operating Party without restriction provided that in the case of an addition such product is under development or being commercialized by such Operating Party or its Affiliates; (iii) an Operating Party may add a ************ product to Exhibit D only if such product meets any one of the following criteria: (A) For products in the stage of research or development, (1) such Operating Party and its Affiliates have spent in the preceding year at least ************ for research and/or development of such product, or (2) such Operating Party or its Affiliates have developed a

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

scalable manufacturing asset for such product, either through Transgenic process or a cell line, or (3) such product is in a pre-clinical research program at a stage that is reasonably expected to be within ************ of initiation of human clinical trials or (4) such product has been licensed from an outside institution, including a university or a company or partnership, provided that if after ************ of the license term such licensed product does not also satisfy either criteria, (2) or (3) above or the criteria set forth in the following clause (B) or such Operating Party or its Affiliates have not spent at least ************ in total during such ************ period on research and/or development of such product (such amount not to include license fees payable to the relevant outside institution), then such product shall be deleted from Exhibit D; and (B) for products in the stage of commercialization a product which, on an annual basis accounts for more than ************ of such Operating Party’s or its Affiliates’ revenues, whether from sales, product milestones, royalties or other product revenues; and (iv) an Operating Party shall delete a ************ product from Exhibit D if for the preceding year it has not met any of the criteria set forth in the foregoing clauses (iii)(A) or (B). If a recombinant monoclonal antibody product of an Operating Party or its Affiliates would be eligible for addition to Exhibit D but is for an application not covered in the definition of “Core Business” of such Operating Party and its Affiliates, then such product may be added to Exhibit D and for so long as such product remains on Exhibit D the definition of “Core Business” of such Operating Party and its Affiliates shall be deemed amended to include such application.

1.30 “Damages” shall have the meaning set forth in Section 13.1.

1.31 “Development” or “Develop” means all activities performed by GTC or LFB Biotech on behalf of LFB/GTC LLC pursuant to the Development Plan with respect to a Product during the Development Phase, including, without limitation, all activities related to preclinical testing, DNA construct discovery and development, animal development and maintenance, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies (from Phase I Trials through Phase III Trials), regulatory affairs, statistical analysis and report writing, and all other pre-marketing activities, each to the extent performed pursuant to the Development Plan.

1.32 “Development Activities” means, collectively or individually, as the context suggests, the LFB Biotech Development Activities and the GTC Development Activities, as the context suggests.

1.33 “Development Costs”, for purposes of determining an Operating Party’s Product Participation with respect to any Product under Section 8.2(b), shall mean all direct external costs and direct internal costs properly paid or incurred by such Operating Party in connection with the Development of such Product, plus, to the extent permitted under Appendix I to Exhibit B, indirect costs properly allocated by such Operating Party to the Development of such Product, in each case during the Development Phase or thereafter as expressly provided herein. Development Costs shall include, without limitation, all Pre-Marketing Costs and the cost of producing and distributing Product for preclinical, clinical and other uses approved in the Development Plan in addition to those other costs set forth on Appendix I to Exhibit B, in each case that are incurred in the performance of Development activities under the Development Plan.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.34 “Development Phase” shall mean, with respect to a Product, the period commencing upon the Product Start Date for such Product and continuing until the first Major Regulatory Approval for such Product; provided that certain costs incurred after the Development Phase shall be treated as Development Costs if specified herein or agreed to in writing in advance by the Joint Steering Committee.

1.35 “Development Plan” shall have the meaning set forth in Section 5.1.

1.36 “Disclosing Party” shall have the meaning set forth in Section 12.1.

1.37 “Dispute” shall have the meaning set forth in Section 15.1.

1.38 “ECB” means the European Central Bank.

1.39 “Effective Date” shall mean the effective date of the Original JDA, June 29, 2006.

1.40 “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor organization.

1.41 “European Territory” means the member states (as of the Effective Date) of the European Union, as well as Switzerland, Norway, Lichtenstein, Iceland, Bulgaria,, Romania, Croatia, Serbia, Montenegro, Slovenia, Bosnia, Macedonia, Albania, Turkey, Byelorussia, Ukraine and Moldavia and each of their respective territories and possessions, except, in the case of the rFIX Product, the European Territory shall exclude Turkey and Ukraine.

1.42 “FDA” means the United States Food and Drug Administration, or any successor organization.

1.43 “First Commercial Sale” means the first commercial sale of a Product by or on behalf of an Operating Party or its Affiliate in a country as part of a nationwide introduction after Regulatory Approval has been achieved for such Product in such country. Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.44 “FTE” shall have the meaning set forth in Section 5.2(b).

1.45 “Fully Absorbed Cost of Goods” means, with respect to a Product and the Operating Party responsible for manufacturing or supplying such Product, (a) the variable costs and fixed costs incurred by such Operating Party associated with the manufacture (inclusive of finishing processes including filling, packaging, labeling and/or other preparation), quality assurance, quality control and other testing, storage and shipping of batches of such Product or (b) if such Product is not manufactured by such Operating Party, the amounts paid to a Third Party manufacturer for the manufacture of such Product plus, to

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

the extent not included in the amounts paid to such Third Party manufacturer, the actual costs associated with the acquisition of shipments of Product from such Third Party manufacturer. For purposes of this definition, “variable costs” means the cost of labor, raw materials, scrap (being product losses normally recorded in the process of manufacturing and to the exclusion of abnormal waste, spillage, processing, handling or idle facility costs), supplies and other resources directly consumed in the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of the applicable Product, and “fixed costs” means the cost of facilities, utilities, insurance (including any product liability insurance or accrual for self-insurance), facility and equipment depreciation (unless the capital cost of such facility or equipment has been directly charged to the program), manufacturing overhead (cost accounting, personnel management, and information technology), and other fixed costs directly related to the manufacture, quality assurance, quality control and other testing, storage and shipping of batches of such Product, as well as amounts required to be paid to Third Parties in connection with the manufacture, use, sale, offer for sale or import of such Product to the extent not otherwise included as Development Costs or Commercialization Costs of such Operating Party. Fixed costs shall be allocated to such Product based upon the proportion of such costs directly attributable to support of the manufacturing, quality assurance, quality control and other testing, storage and shipping processes for such Product. If a facility is used to manufacture Products and has the capacity to manufacture products for other programs of such Operating Party, fixed costs shall be allocated in proportion to the actual use of such facility for the manufacture of Products and the capacity to manufacture products for such other programs. For the avoidance of doubt, no idle capacity of a manufacturing facility, or a proportionate use thereof, shall be included in Fully Absorbed Cost of Goods except, in the case of a facility dedicated solely to the manufacture of Products, it shall be included to the extent the JSC determines that such facility is appropriately sized. Fully Absorbed Cost of Goods shall exclude all costs otherwise covered under Development Costs or Commercialization Costs. Unless otherwise expressly provided in this Agreement, all cost determinations made in the calculation of Fully Absorbed Cost of Goods shall be in accordance with the Operating Parties’ respective Accounting Standards, consistently applied.

1.46 “GMP” means the current Good Manufacturing Practices of the FDA or any similar practice standards promulgated by applicable Regulatory Authorities with jurisdiction over the manufacture, use, or sale of Product, as then in effect.

1.47 “Greater Funding Party” means, with respect to a Product, an Operating Party that has funded more than ************ of the costs of Development of such Product hereunder as of or after the date the Product Participation percentages of the Operating Parties are first set pursuant to Section 8.2(b), and prior to full reimbursement to such Operating Party of any IPV Difference in accordance with Section 8.2(d).

1.48 “GTC Assumed Liability” shall have the meaning set forth in Section 13.2.

1.49 “GTC Commercialization Activities” means, with respect to a Product, the designated Commercialization activities undertaken by GTC on behalf of LFB/GTC LLC as specified in the Commercialization Plan for such Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.50 “GTC Development Activities” shall have the meaning set forth in Section 5.2(c).

1.51 “GTC Indemnitee” shall have the meaning set forth in Section 13.1.

1.52 “GTC Know-How” means all Know-How that is Controlled by GTC or its Affiliates as of the Effective Date or during the Collaboration Term that is necessary or reasonably useful for the Development and/or Commercialization of Products under this Agreement.

1.53 “GTC Patent Rights” means all Patent Rights Controlled by GTC or its Affiliates as of the Effective Date or during the Collaboration Term the practice of whose claims are necessary or useful to the Development and/or Commercialization of Products under this Agreement, excluding Joint Patent Rights.

1.54 “GTC Technology” means, collectively, GTC Know-How and GTC Patent Rights.

1.55 “Indemnified Party” shall have the meaning set forth in Section 13.3.

1.56 “Indemnifying Party” shall have the meaning set forth in Section 13.3.

1.57 “Initial Collaboration Term” shall have the meaning set forth in Section 14.1(a).

1.58 “Initial Development Plan” shall have the meaning set forth in Section 5.1.

1.59 “Initial Product” means a Transgenic version of a therapeutic product incorporating, based on or derived from rFVIIa.

1.60 “Insolvency Event” means, with respect to an Operating Party, (a) such Operating Party’s filing a petition in voluntary bankruptcy or making an assignment for the benefit of creditors or consenting to the appointment of a receiver of all or any substantial part of its property, or filing a petition to take advantage of any laws affecting debtors generally, in each of the foregoing cases only if it is directed to and will result in liquidation of such Operating Party, or (b) the commencement against such Operating Party of any case, proceeding or other action seeking the adjudication of such Operating Party as bankrupt by a court of competent jurisdiction or the appointment by such a court of a trustee or receiver or receivers of such Operating Party of all or any substantial part of the property of such Operating Party upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditors suit, which case, proceeding or other action is not dismissed within sixty (60) days after its commencement, in each of the foregoing cases only if it is directed to and will result in liquidation of such Operating Party.

1.61 “Invention” means any invention or discovery, whether or not patentable, made as a result of the activities of a Party or the Parties pursuant to this Agreement, which invention or discovery relates to a Product in any manner, including, but not limited to, any invention or discovery relating to the making, using or selling of a Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.62 “Investment Present Value” or “IPV” means, with respect to a Product, the net present value of the Operating Parties’ Development Costs for such Product during the period commencing on the Product Start Date for such Product and ending on the date of the first Major Regulatory Approval for such Product, as calculated in accordance with the applicable Product Participation Model, and subject to adjustment pursuant to Section 8.2(b)(iv).

1.63 “IPV Difference” means, with respect to a Product, the difference between a Greater Funding Party’s IPV and the IPV if the Development Costs of such Product were shared ************, taking into consideration the weighting of Development Costs set forth in Section 8.2(b)(ii).

1.64 “IPV Payment” has the meaning set forth in Section 14.3(a)(iv).

1.65 “Joint Inventions” shall have the meaning set forth in Section 9.1(b).

1.66 “Joint Patent Rights” shall have the meaning set forth in Section 9.1(b).

1.67 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 4.1.

1.68 “Joint Technology” means the Joint Patent Rights and any Joint Inventions.

1.69 “Keepwell Agreement” has the meaning set forth in the Preamble to this Agreement.

1.70 “Know-How” means any information or materials (whether or not proprietary or patentable and whether stored or transmitted in oral, documentary, electronic or other form), including, without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, developments, works of authorship, biological materials, and any information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, toxicological data, pharmacological data, formulations, trade secrets and manufacturing, marketing, financial, regulatory, personnel, customer sales and invoicing and other business information and plans, and any scientific, clinical, regulatory, marketing, financial and commercial information or data which relates to a Product in any manner.

1.71 “LFB Biotech Assumed Liability” shall have the meaning set forth in Section 13.1.

1.72 “LFB Biotech Commercialization Activities” means, with respect to a Product, the designated Commercialization activities undertaken by LFB Biotech on behalf of LFB/GTC LLC as specified in the Commercialization Plan for such Product.

1.73 “LFB Biotech Development Activities” shall have the meaning set forth in Section 5.2(b).

1.74 “LFB Biotech Indemnitees” shall have the meaning set forth in Section 13.2.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.75 “LFB Biotech Know-How” means all Know-How that is Controlled by LFB Biotech or its Affiliates as of the Effective Date or during the Collaboration Term that is necessary or reasonably useful for the Development and/or Commercialization of Products under this Agreement.

1.76 “LFB Biotech Patent Rights” means all Patent Rights Controlled by LFB Biotech or its Affiliates as of the Effective Date or during the Collaboration Term the practice of whose claims are necessary or useful to the Development and/or Commercialization of Products under this Agreement, excluding Joint Patent Rights.

1.77 “LFB Biotech Technology” means, collectively, LFB Biotech Know-How and LFB Biotech Patent Rights.

1.78 “LFB Licensed Technology” means, collectively, LFB Biotech Technology and LFB Biotech’s and LFB-US’s rights in any and all Joint Technology.

1.79 “LLC Agreement” means the agreement between GTC and LFB-US dated as of June 30, 2008 establishing and governing LFB/GTC LLC.

1.80 “Major Market EU Countries” means, individually and collectively, France, Germany, Italy, Spain and the United Kingdom.

1.81 “Major Regulatory Approval” means a Regulatory Approval from the FDA or the EMEA.

1.82 “Major Regulatory Filing” means a Regulatory Filing with the FDA or the EMEA.

1.83 “Net Profits” means, with respect to a Product for a particular reporting period, aggregate profits or losses resulting from the Commercialization of such Product worldwide and shall be equal to (a) worldwide Net Sales of and any other revenues relating to such Product for such period, including without limitation any royalties, sublicense income or other payments received from Third Parties, less (b) Commercialization Costs for such Product, before income taxes. For the avoidance of doubt, Net Profits will be determined by the Parties on a consolidated basis exclusive of any inter-company profits or mark-up between the Parties and/or their Affiliates and will be shared based on each Operating Party’s Product Participation as described in Section 8.2.

1.84 “Net Sales” means, with respect to a Product, the net sales on behalf of an Operating Party or any Affiliate, licensee or sublicensee of such Operating Party, for the Product sold to Third Parties (other than licensees or sublicensees) in bona fide, arm’s-length transactions, as determined in accordance with applicable IFRS Accounting Standards, as consistently applied, and which shall include the following customary deductions from the invoiced sale price, as generally and consistently applied by an Operating Party:

(a) ************.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) ************.

(c) ************.

(d) ************.

(e) ************.

(f) ************.

(g) ************.

(h) ************.

(i) ************.

(j) ************.

(k) ************.

************.

************.

************.

1.85 “North American Territory” means the United States and Canada, and their respective territories and possessions.

1.86 “Operating Party” or “Operating Parties” means GTC or LFB Biotech, or both, as the context shall suggest, each of which is undertaking the Development and Commercialization efforts of the Collaboration on behalf of LFB/GTC LLC as set forth in this Agreement.

1.87 “Originating Party” means, with respect to a Product, the Operating Party responsible for introducing such Product to the Collaboration under this Agreement. The Parties acknowledge and agree that LFB Biotech is the Originating Party of the Initial Product and GTC is the Originating Party of any rhAAT Products.

1.88 “Party” and/or “Parties” shall have the respective meanings set forth in the preamble to this Agreement.

1.89 “Patent Rights” means any patent applications and any divisions, continuations, or continuations-in-part thereof, and any patents issuing thereon and all substitutions, reissues, reexaminations and extensions thereof and supplemental protection certificates relating thereto, and all counterparts of the foregoing in any country.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.90 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership, or other business entity, or any government, or any agency or political subdivision thereof.

1.91 “Phase I Trial” means a clinical trial as defined in 21 C.F.R 312.21(a), as may be amended from time to time, or any non-US equivalent thereto, in each case that is designed to determine the metabolism and pharmacologic actions of the applicable Product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

1.92 “Phase II Trial” means a clinical trial as defined in 21 C.F.R. 312.21(b), as may be amended from time to time, or any non-US equivalent thereto, in each case that is designed to assess the clinical efficacy of the applicable Product for a particular indication or indications and to determine the common side-effects and safety risks associated with the use of such Product.

1.93 “Phase III Trial” means a clinical trial as defined in 21 C.F.R. 312.21(c), as may be amended from time to time, or any non-US equivalent thereto, in each case that is designed to gather additional information about the efficacy, tolerability and safety of the applicable Product that is needed to evaluate the overall benefit-risk relationship of the Product and to provide an adequate basis for physician labeling.

1.94 “Pivotal Trial” means, with respect to a Product, a Phase III Trial or other clinical trial, the results of which are identified by the JSC as the essential data from which a Regulatory Authority will determine whether to grant Regulatory Approval for such Product.

1.95 “Pivotal Trial Completion Date” means, with respect to a Product, the date of the JSC’s decision that the results of the Pivotal Trial are adequate to support a Regulatory Filing for purposes of obtaining the first Major Regulatory Approval for such Product.

1.96 “Pre-Marketing Costs” means all costs related to market research and development, strategic market plans, strategic product positioning, pricing studies, inventory build and all other pre-approval activities, each to the extent performed pursuant to the Development Plan. As part of Development Costs, Pre-Marketing Costs should be approved by the Joint Steering Committee and reflected in the Development Plan. For the avoidance of doubt, Pre-Marketing Costs approved and incurred are included as Development Costs for the calculation of Product Participation.

1.97 “Product” or “Products” means one or more of the following, as the context suggests: (a) the Initial Product, (b) the rhAAT Product, (c) the rFIX Product, (d) the CD20 MAb Product and (e) (i) any Additional Plasma Products and (ii) any Additional MAb Products, and that are, with respect to (e)(i) and (ii), selected by the Parties for inclusion in the Collaboration hereunder pursuant to Section 2.1.

1.98 “Product Participation” shall have the meaning set forth in Section 8.2(a).

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.99 “Product Participation Model” means, with respect to a Product, the model agreed upon by the Operating Parties, substantially in the form attached as Exhibit B hereto, for calculating the Operating Parties’ respective contributions to the Development of such Product and, based upon such contributions, determining the percentage of each Operating Party’s respective participation in the aggregate Net Profits that are derived from such Product, all as more fully described in Section 8.2.

1.100 “Product Start Date” means, (a) with respect to the Initial Product, the Effective Date, and (b) with respect to any other Products, the date the relevant Product becomes subject to this Agreement pursuant to Section 2.1.

1.101 “Product Trademark” shall have the meaning set forth in Section 10.1(a).

1.102 “Product Term” shall have the meaning set forth in Section 14.1(b)(iii).

1.103 “Publishing Party” shall have the meaning set forth in Section 12.5(a).

1.104 “rFIX” shall have the meaning set forth in the preamble to this Agreement.

1.105 “rFIX Product” means the Transgenic version of any therapeutic product incorporating, based on or derived from rFIX.

1.106 “rFVIIa” means recombinant human blood factor VIIa.

1.107 “rFVIIa Goat” means a transgenically modified goat that produces rFVIIa in its milk.

1.108 “rFVIIa Rabbit” means a transgenically modified rabbit that produces rFVIIa in its milk.

1.109 “Recall” means the removal or correction of a marketed Product that the FDA, EMEA or an equivalent Regulatory Authority considers to be in violation of law and against which a Regulatory Authority would otherwise initiate legal action (e.g., a seizure).

1.110 “Receiving Party” shall have the meaning set forth in Section 12.1.

1.111 “Regulatory Approvals” mean any approvals, licenses, registrations or authorizations (including pricing and reimbursement approvals) of any Regulatory Authority, whether or not conditional, that are necessary for the commercial sale of a Product in a regulatory jurisdiction in the Territory.

1.112 “Regulatory Authority” means any and all national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity, whose approval or authorization is necessary for, or to whom notice must be given prior to, the manufacture, distribution, use, or sale of a Product in the Territory, including, without limitation, the FDA and the EMEA.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.113 “Regulatory Filings” mean all applications, filings, dossiers and the like submitted to a Regulatory Authority in the Territory for the purpose of obtaining a Regulatory Approval from such Regulatory Authority in the Territory.

1.114 “Restatement Date” means the date set forth in the preamble of this Agreement.

1.115 “rhAAT” shall have the meaning set forth in the preamble to this Agreement.

1.116 “rhAAT Product” means the Transgenic version of any therapeutic product incorporating, based on or derived from rhAAT.

1.117 “Senior Management” means, for a Party, the Chief Executive Officer or a senior executive who is designated by the Chief Executive Officer of such Party.

1.118 “Shared Liability Claims” shall have the meaning set forth in Section 13.4(a).

1.119 “Specifications” shall have the meaning set forth in Section 7.3.

1.120 “Stock and Note Purchase Agreement” shall have the meaning set forth in Section 8.1.

1.121 “Supply Agreement” means, with respect to a Product, a definitive agreement executed between the Operating Parties to govern the terms and conditions of manufacture and supply of such Product hereunder.

1.122 “Target Antigen” means the ************.

1.123 “Target Receptor” means the ************.

1.124 “Territory” means, individually or collectively, as the context shall suggest, the European Territory, the North American Territory and the Co-Exclusive Territory.

1.125 “Third Party” means any person or entity (including, without limitation, any governmental authority) other than a Party or its Affiliates.

1.126 “Third Party Claims” shall have the meaning set forth in Section 13.1.

1.127 “Trademark Owner” shall mean the Operating Party owning a Product Trademark pursuant to Section 10.1.

1.128 “Trademark User” shall have the meaning set forth in Section 3.4.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.129 “Transgenic” means, with respect to any therapeutic product, including without limitation a Product, that such product was produced or derived from transgenically modified animals.

1.130 “United States”, “US” or “USA” shall mean the United States of America and its territories and possessions, including without limitation the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

1.131 “Unsettled Shared Damages” shall have the meaning set forth in Section 13.4.

ARTICLE 2

SCOPE OF COLLABORATION; JOINT OBLIGATIONS; DILIGENCE

2.1 Scope of Collaboration.

(a) General. LFB Biotech, GTC, LFB/GTC LLC and LFB-US have established in this Agreement and the LLC Agreement and wish to continue a collaborative alliance to Develop and Commercialize Products in the Territory on behalf of LFB/GTC LLC and using LFB/GTC LLC as a vehicle for such Collaboration, all as more specifically described herein, the LLC Agreement and in the applicable Development Plan and Commercialization Plan. Without limiting the foregoing, the Parties agree to: (i) engage in Development of Products on behalf of LFB/GTC LLC, with the goal of obtaining Regulatory Approval for each Product as soon as reasonably practicable in each market where it makes commercial sense to do so given the size of the potential market and the safety and efficacy profile of the relevant Product; and (ii) engage in Commercialization of Products on behalf of LFB/GTC LLC, with the goal of optimizing the profit available to each Party. Each Party agrees to use Commercially Reasonable Efforts in performing its tasks and responsibilities and in conducting all activities ascribed or assigned to it from time to time under this Agreement, the then current Development Plan, and the then current Commercialization Plan with respect to each Product.

(b) Initial Product. The Parties shall continue to collaborate to Develop and Commercialize the Initial Product on behalf of LFB/GTC LLC, in accordance with the terms and conditions of this Agreement, the LLC Agreement, the Initial Development Plan and the Commercialization Plan for the Initial Product.

(c) Other Products in Development. As of the Restatement Date, the Operating Parties have begun to collaborate to Develop CD20 MAb, rhAAT and rFIX Products, and the Parties shall continue to collaborate to Develop and Commercialize the CD20 Product, the rhAAT Product and the rFIX Product on behalf of LFB/GTC LLC, in accordance with this Agreement, the LLC Agreement and the respective Development Plan and Commercialization Plan for each such Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(d) Additional Plasma Products.

(i) Either Operating Party may, from time to time during the Term, but is not obligated to, propose to the non-Originating Party for inclusion in the Collaboration under this Agreement and the LLC Agreement any Additional Plasma Products that such Operating Party believes are reasonably likely to enhance the goals of the Collaboration.

(ii) The Originating Party may propose such Additional Plasma Product for inclusion in the Collaboration by providing the non-Originating Party with a written proposal for the Development of such Additional Plasma Product, and the non-Originating Party shall have ************ following the receipt of such proposal to inform the Originating Party whether or not it wishes to include such Additional Plasma Product as a Product under this Agreement and the LLC Agreement.

(iii) If the non-Originating Party notifies the Originating Party in writing within such ************ day period that it wishes to include such Additional Plasma Product under this Agreement and the LLC Agreement, the Operating Parties shall negotiate in good faith for a period not to exceed ************, or such longer time as the Parties may mutually agree, a preliminary Development Plan with respect to such Additional Plasma Product, which Development Plan shall include a preliminary Development budget. If the Operating Parties reach agreement on a Development Plan for such Additional Plasma Product within such time period or such longer time period as the Operating Parties may mutually agree, such Additional Plasma Product shall become subject to this Agreement and the LLC Agreement as a “Product” hereunder and thereunder.

(iv) If (a) the non-Originating Party (1) notifies the Originating Party that it does not wish to pursue the Development or Commercialization of such Additional Plasma Product hereunder, or (2) does not notify the Originating Party in writing within such ************ period of its intention whether or not to include such Additional Plasma Product hereunder, or (b) the non-Originating Party timely notifies the Originating Party that it wishes to pursue such Additional Plasma Product hereunder, but the Operating Parties are unable to agree in good faith upon a Development Plan for the proposed Additional Plasma Product within the time frame provided in subsection (iii) above, the Originating Party may pursue the development and commercialization of such Additional Plasma Product unilaterally or negotiate and enter into an agreement with any Third Party for the development and commercialization of such Additional Plasma Product with no further obligation to the non-Originating Party or LFB/GTC LLC with respect thereto, subject to the provisions of Section 3.10.

(e) Additional MAb Products.

(i) Either Operating Party may, from time to time during the Term, but is not obligated to, propose to the non-Originating Party for inclusion in the Collaboration under this Agreement and the LLC Agreement any Additional MAb Products that such Operating Party believes are reasonably likely to enhance the goals of the Collaboration.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) The Originating Party may propose an Additional MAb Product for inclusion in the Collaboration by providing the non-Operating Party with a written proposal for the Development of such MAb Product and the non-Originating Party shall have ************ following the receipt of such proposal to inform the Originating Party whether or not it wishes to include such MAb Product as a Product under this Agreement and the LLC Agreement.

(iii) If the non-Originating Party notifies the Originating Party in writing within such ************ period that it wishes to include such Additional MAb Product under this Agreement and the LLC Agreement, the Operating Parties shall negotiate in good faith for a period not to exceed ************, or such longer time as the Operating Parties may mutually agree, a preliminary Development Plan with respect to such Additional MAb Product, which Development Plan shall include a preliminary Development budget. If the Operating Parties reach agreement on a Development Plan for such MAb Product within such time period or such longer time period as the Operating Parties may mutually agree, such Additional MAb Product shall become subject to this Agreement and the LLC Agreement as a “Product” hereunder and thereunder.

(iv) If (a) the non-Originating Party (1) notifies the Originating Party that it does not wish to pursue the Development or Commercialization of such Additional MAb Product hereunder, or (2) does not notify the Originating Party in writing within such ************ period of its intention whether or not to include such Additional MAb Product hereunder, or (b) the non-Originating Party timely notifies the Originating Party that it wishes to pursue such Additional MAb Product hereunder, but the Operating Parties are unable to agree in good faith upon a Development Plan for the proposed Additional MAb Product within the time frame provided in subsection (iii) above, the Originating Party may pursue the development and commercialization of such Additional MAb Product unilaterally or negotiate and enter into an agreement with any Third Party for the development and commercialization of such Additional MAb Product with no further obligation to the non-Originating Party or LFB/GTC LLC with respect thereto, subject to the provisions of Section 3.10.

2.2 Conduct of Parties. Each Operating Party understands and agrees that it is to its mutual benefit and the benefit of LFB/GTC LLC to maximize the clinical and commercial potential of the Products. Each Operating Party shall conduct itself and its activities hereunder consistent with that understanding and with sound and ethical business and scientific practices, and in accordance with the applicable Development Plan and Commercialization Plan, provided that the foregoing shall not limit the activities of the Operating Parties with respect to any product that is not a Product or a Competing Product and is not otherwise subject to Section 3.10.

2.3 Assistance. Each Party agrees to provide to the other Parties all reasonable assistance and take all actions reasonably requested by the other Parties that are necessary to enable the requesting Party to comply with its obligations under this Agreement and the LLC Agreement or otherwise meet the mutual objectives of the Parties set forth in Section 2.2 above, or with any applicable law or regulation.

2.4 Product List. Exhibit A attached hereto sets forth the Products under Development pursuant to this Agreement as of the Restatement Date. As other Products become subject to this Agreement as provided above, Exhibit A shall be updated by including such other Products.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 3

GRANT OF RIGHTS

Superseded Licenses; Restatement. All licenses granted under Article 3 of the Original JDA are hereby superseded by the following licenses and sublicenses granted pursuant to this Agreement.

3.1 LFB Biotech License to LFB-US. LFB Biotech shall grant LFB-US an exclusive license in and to the LFB Licensed Technology.

3.2 LFB-US Sublicense Grant to LFB/GTC LLC.

(a) Research and Development License. Subject to the terms and conditions of this Agreement and in consideration of the mutual covenants and the other good and valuable consideration contained herein and in the LLC Agreement, LFB-US hereby grants to LFB/GTC LLC an exclusive (even as to LFB-US) right and sublicense during the Term, with the right to grant additional sublicenses as described below, in the Territory, under the LFB Licensed Technology, to:

(i) with respect to the Initial Product, (A) create and breed one or more herds of rFVIIa Rabbits and/or rFVIIa Goats and use such rFVIIa Rabbits and/or rFVIIa Goats to produce rFVIIa for use in making the Initial Product and (B) Develop, make and have made the Initial Product, all in accordance with applicable laws and regulations and the Initial Development Plan; and

(ii) with respect to subsequent Product(s), (A) create and breed one or more herds of transgenic mammals, and use such transgenic mammals to produce material for use in making such Product(s) and (B) Develop, make and have made Product(s), all in accordance with applicable laws and regulations and the applicable Development Plan.

(b) Commercialization License. Subject to the terms and conditions of this Agreement and in consideration of the mutual covenants and the other good and valuable consideration contained herein and in the LLC Agreement, LFB-US hereby grants to LFB/GTC LLC an exclusive (even as to LFB-US) right and sublicense, with the right to grant additional sublicenses as described below, in the Territory, during the Term, commencing upon the Commercialization Phase with respect to the applicable Product, under the LFB Licensed Technology, to:

(i) with respect to the Initial Product, sell, offer for sale, and import the Initial Product, all in accordance with applicable laws and regulations and the applicable Commercialization Plan; provided, that, if a Regulatory Authority requires a second site for the production of the Initial Product, such license shall be extended to the use of rFVIIa Rabbits and rFVIIa Goats to manufacture commercial quantities of rFVIIa and to the making of the Initial Product for distribution and sale in the Territory; and

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) with respect to subsequent Product(s), (A) use transgenic mammals created pursuant to the license under Section 3.2(a)(ii) to manufacture commercial quantities of material for use in the manufacture of Product(s) and (B) make, have made, sell, offer for sale, and import Product(s), all in accordance with applicable laws and regulations and the applicable Commercialization Plan.

3.3 GTC License Grant to LFB/GTC LLC.

(a) Research and Development License. Subject to the terms and conditions of this Agreement and in consideration of the mutual covenants and the other good and valuable consideration contained herein and in the LLC Agreement, GTC hereby grants to LFB/GTC LLC an exclusive (even as to GTC) right and license during the Term, with the right to grant sublicenses as described below, in the Territory, under the GTC Technology and GTC’s interest in any and all Joint Technology, to:

(i) with respect to the Initial Product, (A) create and breed one or more herds of rFVIIa Rabbits and/or rFVIIa Goats and use such rFVIIa Rabbits and/or rFVIIa Goats to produce rFVIIa for use in making the Initial Product and (B) Develop, make and have made the Initial Product, all in accordance with applicable laws and regulations and the Initial Development Plan; and

(ii) with respect to subsequent Product(s), (X) create and breed one or more herds of transgenic mammals, and use such transgenic mammals to produce material for use in making such Product(s) and (Y) Develop, make and have made Product(s), all in accordance with applicable laws and regulations and the applicable Development Plan.

(b) Commercialization License. Subject to the terms and conditions of this Agreement and in consideration of the mutual covenants and the other good and valuable consideration contained herein and in the LLC Agreement, GTC hereby grants to LFB/GTC LLC an exclusive (even as to GTC) right and license, with the right to grant sublicenses as described below, in the Territory, during the Term, commencing upon the Commercialization Phase with respect to the applicable Product, under the GTC Technology and GTC’s interest in any and all Joint Technology, to:

(i) with respect to the Initial Product, sell, offer for sale, and import the Initial Product all in accordance with applicable laws and regulations and the applicable Commercialization Plan; provided, that, if a Regulatory Authority requires a second site for the production of the Initial Product, such license shall be extended to the use of rFVIIa Rabbits and rFVIIa Goats to manufacture commercial quantities of rFVIIa and to the making of the Initial Product for distribution and sale in the Territory; and

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) with respect to subsequent Product(s), (A) use transgenic mammals created pursuant to the license under Section 3.3(a)(ii) to manufacture commercial quantities of material for use in the manufacture of Product(s) and (B) make, have made, sell, offer for sale, and import Product(s), all in accordance with applicable laws and regulations and the applicable Commercialization Plan.

3.4 Sublicenses to GTC

(a) Research and Development Sublicense. Subject to the terms and conditions of this Agreement, LFB/GTC LLC hereby grants to GTC a co-exclusive (together with LFB Biotech) right and sublicense during the Term, in the Territory, under the LFB Licensed Technology, the GTC Technology and GTC’s interest in any and all Joint Technology, in each case, to the extent licensed to LFB/GTC LLC pursuant to Section 3.2 and/or 3.3, to:

(i) with respect to the Initial Product, (A) create and breed one or more herds of rFVIIa Rabbits and/or rFVIIa Goats and use such rFVIIa Rabbits and/or rFVIIa Goats to produce rFVIIa for use in making the Initial Product and (B) Develop, make and have made the Initial Product, all in accordance with applicable laws and regulations and the Initial Development Plan; and

(ii) with respect to subsequent Product(s), (X) create and breed one or more herds of transgenic mammals, and use such transgenic mammals to produce material for use in making such Product(s) and (Y) Develop, make and have made Product(s), all in accordance with applicable laws and regulations and the applicable Development Plan.

(b) Commercialization Sublicense. Subject to the terms and conditions of this Agreement, LFB/GTC LLC hereby grants to GTC an exclusive or co-exclusive (as described below) right and sublicense during the Term, commencing upon the Commercialization Phase with respect to the applicable Product, under the LFB Licensed Technology; the GTC Technology and GTC’s interest in any and all Joint Technology, in each case, to the extent licensed to LFB/GTC LLC pursuant to Section 3.2 and/or 3.3, to:

(i) with respect to the Initial Product, (A) use the rFVIIa Rabbits and/or rFVIIa Goats to manufacture commercial quantities of rFVIIa, (B) make, have made, sell, offer for sale, and import the Initial Product in the North American Territory, (C) subject to Section 3.6, in cooperation with LFB Biotech and LFB/GTC LLC, make, have made, sell, offer for sale, and import the Initial Product in the Co-Exclusive Territory, and (D) make, have made, and sell Initial Product to LFB-US and LFB Biotech for further distribution and sale by LFB-US and LFB Biotech in the European Territory, all in accordance with applicable laws and regulations and the applicable Commercialization Plan; and

(ii) with respect to subsequent Product(s), (A) use transgenic mammals created pursuant to the sublicense under Section 3.4(a)(ii) to manufacture commercial quantities of material for use in the manufacture of Product(s), (B) make, have made, sell, offer for sale, and import Product(s) in the North American Territory, (C) subject to Section 3.6, in cooperation with LFB Biotech and LFB/GTC LLC, make, have made, sell, offer for sale, and import Product(s) in the Co-Exclusive Territory, and (D) make, have made, and sell Product(s) to LFB-US and LFB Biotech for further distribution and sale by LFB-US and LFB Biotech in the European Territory, all in accordance with applicable laws and regulations and the applicable Commercialization Plan.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

For purposes of clarity, the foregoing sublicense shall be exclusive to GTC for the North American Territory under Sections 3.4(b)(i)(B) and 3.4(b)(ii)(B) above and co-exclusive (together with LFB Biotech) in the Co-Exclusive Territory under Sections 3.4(b)(i)(C) and 3.4(b)(ii)(C) above.

3.5 Sublicenses to LFB-US.

(a) Research and Development Sublicense. Subject to the terms and conditions of this Agreement, LFB/GTC LLC hereby grants to LFB-US a co-exclusive (together with GTC) right and sublicense during the Term, in the Territory, under the GTC Technology, GTC’s interest in any and all Joint Technology and the LFB Licensed Technology in each case, to the extent licensed to LFB/GTC LLC pursuant to Section 3.2 and/or 3.3, to:

(i) with respect to the Initial Product, (A) create and breed one or more herds of rFVIIa Rabbits and/or rFVIIa Goats and use such rFVIIa Rabbits and/or rFVIIa Goats to produce rFVIIa for use in making the Initial Product and (B) Develop, make and have made the Initial Product, all in accordance with applicable laws and regulations and the Initial Development Plan; and

(ii) with respect to subsequent Product(s), (X) create and breed one or more herds of transgenic mammals, and use such transgenic mammals to produce material for use in making such Product(s) and (Y) Develop, make and have made Product(s), all in accordance with applicable laws and regulations and the applicable Development Plan.

(b) Commercialization Sublicense. Subject to the terms and conditions of this Agreement, LFB/GTC LLC hereby grants to LFB-US an exclusive or co-exclusive (as described below) right and sublicense during the Term, commencing upon the Commercialization Phase with respect to the applicable Product, under the GTC Technology, GTC’s interest in any and all Joint Technology and the LFB Licensed Technology, in each case, to the extent licensed to LFB/GTC LLC pursuant to Section 3.2 and/or 3.3, to:

(i) with respect to the Initial Product, (A) sell, offer for sale, and import the Initial Product in the European Territory and (B) subject to Section 3.6, in cooperation with GTC and LFB/GTC LLC, sell, offer for sale, and import the Initial Product in the Co-Exclusive Territory, all in accordance with applicable laws and regulations and the applicable Commercialization Plan provided that if a Regulatory Authority requires a second site for the production of the Initial Product, such sublicense shall be extended to the use of rFVIIa Rabbits and rFVIIa Goats to manufacture commercial quantities of rFVIIa and to the making of the Initial Product for distribution and sale in the Territory; and

(ii) with respect to subsequent Product(s), (A) use transgenic mammals created pursuant to the sublicense under Section 3.5(a)(ii) to manufacture commercial quantities of material for use in the manufacture of Product(s), (B) make, have made, sell,

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

offer for sale, and import Product(s) in the European Territory, (C) subject to Section 3.6, in cooperation with GTC and LFB/GTC LLC, make, have made, sell, offer for sale, and import Product(s) in the Co-Exclusive Territory and (D) make, have made, and sell Product(s) to GTC for further distribution and sale by GTC in the North American Territory, all in accordance with applicable laws and regulations and the applicable Commercialization Plan; provided, that, LFB-US may not exercise the license to make and have made Products granted pursuant to the foregoing unless and until the JSC determines to establish a second manufacturing site, or LFB Biotech notifies GTC of its decision to establish a second manufacturing site, in each case in accordance with the provisions of Section 7.4.

For the purposes of clarity, the foregoing sublicense shall be exclusive to LFB-US with respect to the European Territory under Sections 3.5(b)(i)(A) and 3.5(b)(ii)(B) above and co-exclusive (together with GTC) in the Co-Exclusive Territory under Sections 3.5(b)(i)(B) and 3.5(b)(ii)(C) above.

3.6 Exercise of Commercialization Rights in Co-Exclusive Territory. Each Operating Party acknowledges and agrees that the Commercialization rights sublicensed to an Operating Party under Sections 3.4(b)(i)(C), 3.4(b)(ii)(C), 3.5(b)(i)(B) and 3.5(b)(ii)(C) shall only be exercisable by such Operating Party with respect to each country or region of the Co-Exclusive Territory that the JSC has designated to such Operating Party as provided in Section 6.2(c), and neither Operating Party shall exercise such rights in a country or region of the Co-Exclusive Territory that the JSC has exclusively designated to the other Operating Party, its Affiliate or to a Third Party as provided in Section 6.2(c).

3.7 Trademark License. Subject to the terms and conditions of this Agreement, each Trademark Owner hereby grants to the other Operating Party (the “Trademark User”) during the Term (a) a fully paid up, royalty free, exclusive right and license to use the Product Trademarks of such Trademark Owner to Commercialize Products in the Territory which is exclusive to the Trademark User as provided in this Agreement, and (b) a fully paid up, royalty free, co-exclusive right and license (together with the Trademark Owner) to use the Product Trademarks to Commercialize Products in the Co-Exclusive Territory, all in accordance with applicable laws and regulations and the applicable Commercialization Plan, and subject to the following limitations:

(i) The Trademark User acknowledges that the Trademark Owner is and shall remain the owner of the Product Trademarks owned by such Trademark Owner and that all use of such Product Trademarks by the Trademark User shall inure to the benefit of the Trademark Owner.

(ii) The Trademark User agrees that it will use such Product Trademark in connection with the relevant Products manufactured by or for GTC or LFB Biotech, as the case may be, pursuant to, or as permitted by, this Agreement and for no other purpose, and shall agree to comply with such reasonable quality assurance provisions of the Trademark Owner as the Trademark Owner may reasonably specify in writing to ensure that the quality of any Product manufactured by or on behalf of GTC or LFB Biotech, as the case may be, remains, in all material respects, at least as high as that of Product manufactured by the Trademark Owner.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(iii) The Trademark User agrees to use the Product Trademarks of the Trademark Owner only in the form and manner, and with appropriate proprietary markings, reasonably prescribed in writing from time to time by the Trademark Owner. The Trademark Owner will deliver such initial requirements with respect to the form and manner of Product Trademarks use to the Trademark user prior to launch of the applicable Product. The Trademark User agrees not to use any other trademark in combination with the relevant Product Trademark or in connection with the relevant Product without prior written approval of the Trademark Owner, which approval will not be unreasonably withheld.

(iv) The Trademark User agrees, during the term of this Agreement and thereafter, not to seek to register the Product Trademarks of the Trademark Owner or any confusingly similar trademark in any country or region.

The Trademark User may sublicense the rights granted under this Section 3.7 to a Third Party engaged by such Trademark User to Commercialize Products with the approval of the JSC in accordance with Section 3.6 solely for purposes of such Commercialization.

3.8 .Performance of Development and Commercialization Activities By Third Parties. Neither Operating Party may subcontract any significant element of its Development Activities and/or Commercialization Activities to one or more Third Parties without the prior approval of the JSC.

3.9 Reservation of Rights. Each Party expressly reserves and retains all intellectual property rights not expressly granted herein, and no right or license under any Patent Rights, trademarks, Know How or other proprietary rights of any Party is granted or shall be granted by implication.

3.10 Competing Products.

(a) During the Term, each Operating Party agrees not to, and shall cause its Affiliates not to, alone or together with a Third Party, (i) develop or commercialize any Competing Product in the Territory, or (ii) acquire, directly or indirectly, any rights or interest in or to a Competing Product which is being detailed, promoted, marketed or sold in the Territory. In addition to any other remedies that may be available for a breach of the foregoing restrictions, in the event an Affiliate of an Operating Party takes any of the actions described in subsections (i) or (ii) above, the other Operating Party shall have the right to immediately terminate this subsection 3.10(a) with respect to itself and its Affiliates upon written notice and in the event of such termination shall no longer be subject to the restrictions set forth in this Section 3.10(a).

(b) Each Operating Party further undertakes that (i) it shall not, and shall cause its Affiliates not to, enter into any undertaking with a Third Party which would prohibit such Operating Party from Developing and/or Commercializing any Product hereunder, and (ii) at the time a proposal is made for the inclusion of a Product for Development and Commercialization pursuant to this Agreement, each Operating Party will disclose to the other Operating Party ************.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

3.11 Third Party Patent Rights. In the event that a license under any Third Party patent or other intellectual property right is necessary for the use, Development, manufacture, sale, offer for sale or importation of a Product, the costs of obtaining and maintaining such license shall be ************.

3.12 Effect of Bankruptcy on License Grants. All rights and licenses granted under or pursuant to this Agreement by any Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as a licensee of such rights under this Agreement, will retain and may fully exercise all of such Party’s rights and elections under the U.S. Bankruptcy Code.

ARTICLE 4

COLLABORATION GOVERNANCE

4.1 Team Leaders/Project Managers. Within ************ after the Effective Date, each Operating Party shall designate an individual (each, a “Team Leader”) to facilitate communication among the Parties and mutually manage the objectives and activities of the Parties, as specified by the JSC, with respect to the Development and Commercialization of Products under this Agreement and who will be the primary contact person within each Operating Party’s organization for matters pertaining to the Collaboration hereunder. Each Operating Party may change its designated Team Leader from time to time upon notice to the other Operating Party and to LFB/GTC LLC, it being acknowledged by both Operating Parties that they should endeavor to maintain continuity to the maximum extent practicable. In addition, with respect to each Product to be Developed within the Collaboration as decided by the JSC, the Originating Party shall designate an individual (each such individual a “Project Leader”) who will be responsible for the management of the Development of such Product and, if the JSC deems appropriate, for its Commercialization. The non-Originating Party will also designate an individual (a “Project Liaison”) to work closely with the Project Leader with respect to such Development and Commercialization and who will have overall responsibility within such other Operating Party for oversight of such Product. The same individuals may be Team Leaders and Project Leaders/Project Liaisons. Neither the Team Leaders nor the Project Leaders shall have authority to make decisions with respect to the Development or Commercialization of Products, which authority shall be within the sole power of the JSC.

4.2 Joint Steering Committee; Minutes. The Joint Steering Committee shall be responsible for the operational management of the Collaboration. The same individuals shall be members of the JSC and the Management Committee of LFB/GTC LLC under the LLC Agreement and the members of the JSC shall, to the extent practicable, schedule meetings of the JSC and the Management Committee of LFB/GTC LLC on the same day. The chairperson of the JSC shall be responsible for providing an agenda for each meeting of the JSC

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

************ in advance of such meeting. Agenda items shall be added at the request of either Operating Party provided that the chairperson receives such request no later than ************ in advance of such meeting. The chairperson of the JSC (or the vice chairperson) shall prepare written draft minutes of all meetings in reasonable detail and distribute such draft minutes to all members of the JSC for comment and review within ************ after the relevant meeting. The members of the JSC shall have ************ to provide comments. The chairperson (or the vice chairperson) shall incorporate timely received comments and distribute finalized minutes to all members of the JSC within ************ following the relevant meeting.

4.3 Subcommittees. As provided in the LLC Agreement, the JSC shall have the right to establish subcommittees as determined by the JSC. GTC and LFB Biotech, through LFB-US, shall have the right to have ************ serve on each subcommittee.

4.4 Responsibilities of the JSC. In addition to its other responsibilities and activities expressly described in this Agreement and the LLC Agreement, the JSC shall have the responsibility and authority to: (a) monitor and oversee all aspects of the Development and Commercialization of Products under this Agreement; (b) agree upon, adopt and/or amend or modify the Development Plans, Commercialization Plans and Product Participation Models, and all updates or amendments thereto; (c) establish and approve budgets for the activities of the Operating Parties under this Agreement to be included in the Development Plans and Commercialization Plans; (d) establish subcommittees pursuant to Section 4.3, and address disputes or disagreements arising in any subcommittee so established; (e) serve as the initial forum for discussion of and attempts to resolve any disputes or disagreements between the Operating Parties relating to this Agreement; (e) approve the design of clinical trials for studies that form the basis of Regulatory Filings; (f) oversee the Regulatory Approval process for all Products and create mechanisms for interaction of the Operating Parties with respect to submission of Regulatory Filings; (g) coordinate efforts of the Operating Parties to assure proper reporting of all adverse events; (h) develop standard operating procedures for addressing customer inquiries and complaints; (i) make decisions in such other matters pertaining to the implementation of this Agreement as may be necessary; and (j) perform such other functions as the Parties may agree in writing.

4.5 Decisions. The JSC shall attempt to decide all matters by consensus, in accordance with the LLC Agreement. The members of the JSC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the JSC. In the event that the members of the JSC cannot achieve consensus within ************ with respect to any matter over which the JSC has authority and responsibility, the JSC shall refer the matter to Senior Management of GTC and LFB Biotech, who shall in good faith attempt to resolve such dispute. If Senior Management of GTC and LFB Biotech are unable to resolve such matter with ************ thereafter, then, at the request of either of the Operating Parties, the matter shall be submitted to non-binding mediation by a mutually agreed independent third party knowledgeable as to the matter(s) in dispute who shall render his/her decision within ************. If both Operating Parties do not accept the decision of such mediator within ************ after such decision having been rendered, or if the Operating Parties have not agreed on a mediator within ************ after a request for mediation, then, subject to the rights and obligations of the Operating Parties under this Agreement, and, except for those matters expressly excluded from arbitration hereunder, the matter shall be referred to arbitration as described in Section 15.2.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 5

DEVELOPMENT PHASE

5.1 Development Plan.

(a) All Development with respect to any Product hereunder shall be conducted pursuant to a Development Plan prepared and approved by the JSC, which shall set forth the plan for the pre-clinical and clinical Development, and Regulatory Approval of such Product in each of the European Territory, the North American Territory and the Co-Exclusive Territories and the activities to be carried out related thereto by LFB Biotech and GTC on behalf of LFB/GTC LLC, together with a proposed budget for such activities (each, a “Development Plan”). The Development Plan for the Initial Product (the “Initial Development Plan”) has been agreed to by the Parties. Each Development Plan and updated Development Plan shall include a projection of (a) the plan of Development activities with respect to the relevant product and timelines for performing such activities, (b) the proposed budget for such Development activities, (c) expected Development funding by each Operating Party, and (d) a non-binding forecast of clinical supply of Product to be supplied as provided under Article 7. The Development Plan for a Product shall also specify the jurisdictions (other than the US and EU) where Regulatory Approval will be sought for such Product and prospective indication extension after the First Major Regulatory Approval. Such business case shall be reviewed and updated on a regular basis by the JSC.

(b) For so long as necessary to complete Development of any Product, the Operating Parties, through the JSC, shall update the Development Plan with respect to such Product on an annual basis prior to the commencement of the next calendar year, or more often as determined by the JSC.

(c) The JSC will review performance against the Development Plan for each Product on a quarterly basis, and will report any variations to the Operating Parties in writing. If, in any quarter, there is a variation of ************ or greater from the budget, the JSC will revise the Development Plan and budget for the applicable Product ************ prior to the commencement of the second quarter following the quarter in which the variation occurred. For example, if a ************ variation is reported in quarter one, a revised Development Plan and budget must be prepared at least ************ prior to the commencement of quarter three.

(d) Until such time as a Development Plan is updated in accordance with this Section 5.1, the preceding Development Plan (including, without limitation, all budget projections and minimum expenditures therein) shall remain in effect. The JSC shall not update any Development Plan in a manner that is inconsistent with or contradicts the terms of this Agreement.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

5.2 Development Activities.

(a) General. Each Operating Party shall be responsible for carrying out its designated activities relating to Development of the relevant Product on behalf of LFB/GTC LLC, as set forth in and in accordance with this Agreement, the LLC Agreement and the applicable Development Plan. Each Operating Party will commit those financial and human resources specified for such Operating Party in the Development Plan for each Product, it being acknowledged that (i) neither Operating Party is required to commit all its financial and human resources to the implementation of a Development Plan, and (ii) those capital and human resources utilized by an Operating Party to the Development of Products hereunder are not required to be exclusively dedicated to the Collaboration.

(b) LFB Biotech Development Activities. The designated Development activities undertaken by LFB Biotech on behalf of LFB/GTC LLC as specified in the applicable Development Plan shall be referred to as the “LFB Biotech Development Activities”. In its performance of the LFB Biotech Development Activities with respect to any Product, LFB Biotech shall devote no less than the minimum levels of effort (in terms of full-time equivalent personnel “FTEs”) and financial resources as set forth in the applicable Development Plan. Without limiting the foregoing, the LFB Biotech Development Activities with respect to the Initial Product shall include the following:

(i) Generate and supply to GTC reasonable quantities of rFVIIa produced by ************ for use by GTC in the performance of its activities under this Agreement and the Initial Development Plan, ************.

(ii) Provide Know-How and expertise in the areas of process development, purification and product characterization, design and management of clinical trials, regulatory affairs, sales and marketing, plasma proteins and monoclonal antibodies.

(iii) Under the direction and supervision of the JSC, and in accordance with the Initial Development Plan, assume primary responsibility for clinical trials in the Territory for the Initial Product pursuant to Section 5.7(b).

(c) GTC Development Activities. The designated Development activities undertaken by GTC on behalf of LFB/GTC LLC as specified in the applicable Development Plan shall be referred to as the “GTC Development Activities”. In its performance of the GTC Development Activities with respect to any Product, GTC shall devote no less than the minimum levels of effort (in terms of FTEs) and financial resources as set forth in the applicable Development Plan. Without limiting the foregoing, the GTC Development Activities with respect to the Initial Product shall include the following:

(i) Generate rFVIIa Goats using GTC’s ************ to be used for production of rFVIIa pursuant to this Agreement.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) Provide all necessary GTC Technology for purposes of herd development, including for transgenic production of proteins in milk, purification technology and promoters.

(iii) Provide Know-How and expertise in the areas of regulatory affairs, quality systems, molecular biology, embryology, animal husbandry and milking, process development and product recovery and purification.

(iv) Manufacture and supply rFVIIa material to LFB Biotech ************ in sufficient quantities for Phase II Trials and Phase III Trials during the Development Phase, and to the Operating Parties as specified below during the Commercialization Phase.

5.3 Diligence Requirements.

(a) Development Milestones. The Operating Parties shall agree on objective time-based Development milestones with respect to each Product for each of the European Territory, the North American Territory and the Co-Exclusive Territory, which shall be included in the Development Plan for each Product. Each Operating Party will be responsible for meeting the milestones in its respective exclusive Territory and in each country or region in the Co-Exclusive Territory designated to such Operating Party in the applicable Development Plan.

(b) Failure to Meet Development Milestones. The failure of an Operating Party to achieve any Development milestone for a Product shall ************.

5.4 Development Costs.

(a) Initial Product. Unless otherwise specified in the applicable Development Plan, this Agreement or the LLC Agreement, subject to Section 5.7(b)(ii), each Operating Party shall bear ************ costs and expenses incurred in connection with its respective Development Activities with respect to the Initial Product, as such costs are incurred. Notwithstanding the foregoing, LFB Biotech shall purchase from GTC quantities of the Initial Product for the conduct of the LFB Biotech Development Activities in the European Territory and the Co-Exclusive Territory pursuant to the applicable Development Plans, as set forth in Article 7.

(b) Other Products. Unless otherwise specified in the applicable Development Plan, this Agreement or the LLC Agreement, subject to Section 8.2(c), each Operating Party shall bear fifty percent (50%) of the costs and expenses incurred in connection with the Development of each Product other than the Initial Product.

5.5 Right of Reference to Data. Subject to this Section 5.5, the Operating Party conducting any clinical trial or other Development Activities under the relevant Development Plan shall own all data arising or resulting therefrom; provided that ownership of Regulatory Filings and Regulatory Approvals shall be determined in accordance with Sections 5.8 and

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

5.9, respectively. Each Operating Party and LFB/GTC LLC agrees to provide the other Operating Party and LFB/GTC LLC, as the case may be, in a timely manner, with access to all clinical, safety and other data arising from its respective Development Activities. The other Operating Party and LFB/GTC LLC shall have the right to cross-reference all such data and information in any Regulatory Filing for any Product under this Agreement.

5.6 Transfer of Know-How. Within ************ of the preparation of the preliminary Development Plan with respect to any Product hereunder, each Operating Party shall disclose and transfer to the other Operating Party and LFB/GTC LLC all Know-How Controlled by such Operating Party and its Affiliates not previously disclosed hereunder that is necessary or useful to the other Operating Party in the performance of its obligations on behalf of LFB/GTC LLC under this Agreement with respect to such Product. Throughout the Product Term with respect to each Product, each Operating Party will disclose and supply to the other Operating Party and LFB/GTC LLC from time to time any material modifications or updates to the Know-How Controlled by such Operating Party or its Affiliates that are necessary or useful to the other Operating Party in the performance of its obligations under this Agreement with respect to such Product. The transfer of Know-How pursuant to this Section 5.6 may occur by means of written documentation, personal consulting or other communications between the Operating Parties and LFB/GTC LLC, or by demonstration (show-how). All Know-How transferred hereunder shall be used by the Operating Party receiving the same solely in accordance with this Agreement and the LLC Agreement and shall be the Confidential Information of the Operating Party providing the same.

5.7 Conduct of Clinical Trials.

(a) General. The clinical Development and Regulatory Approval program with respect to each Product, and the respective activities and responsibilities of each Operating Party with respect thereto, shall be included in the Development Plan for such Product. It is the intention of the Parties that all clinical studies for Products shall be conducted in a manner such that the results will be acceptable to Regulatory Authorities in the European Territory and the North American Territory, as well as the Co-Exclusive Territory to the extent reasonably possible. Unless otherwise specified in the applicable Development Plan, subject to Section 8.2(c), each Operating Party shall bear fifty percent (50%) of the costs and expenses incurred in connection with the clinical studies of each Product other than the Initial Product.

(b) Initial Product.

(i) Conduct of Phase II Trials and Phase III Trials by LFB Biotech. Under the direction and supervision of the JSC, LFB Biotech shall, on behalf of LFB/GTC LLC, have primary responsibility for the conduct of Phase II Trials and Phase III Trials for the Initial Product in the entire Territory in accordance with this Agreement and the applicable Development Plan. ************ data from such Phase II Trials and Phase III Trials shall be fully shared with GTC and LFB/GTC LLC, and such data may be used by both Operating Parties in applications for Regulatory Approval pursuant to Section 5.8.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) Funding of Clinical Development. LFB Biotech will bear all costs of clinical trials with respect to the Initial Product in the entire Territory, subject to GTC’s option to co-fund as provided below. GTC shall have the option, but not the obligation, to fund up to ************ of the costs of clinical trials with respect to the Initial Product in the Territory. GTC may exercise such option by providing LFB Biotech with written notice of its election to co-fund at any time prior to ************ with respect to the Initial Product together with payment of the amount of funding GTC is willing to contribute. If GTC elects not to participate, or not to fully participate, in the funding of clinical trials with respect to the Initial Product, the Product Participation with respect to the Initial Product shall be adjusted in accordance with the Product Participation Model on Exhibit B to reflect LFB Biotech’s greater participation in the funding of clinical trials, subject to readjustment pursuant to Section 8.2(b)(iv). Notwithstanding the foregoing, provided that GTC’s participation in the funding of the Development of the Initial Product is at least ************ of the total IPV, GTC’s Product Participation with respect to the Initial Product shall be no less than ************.

5.8 Regulatory Filings and Approvals.

(a) Preparation of Proposed Regulatory Filings. The Parties agree to seek Regulatory Approvals from the FDA, the EMEA, and the applicable Regulatory Authorities in each of the other countries listed in the applicable Development Plan, as may be amended by the Parties from time to time. LFB Biotech shall, subject to Section 5.9, prepare all Regulatory Filings for Products in the European Territory. GTC shall, subject to Section 5.9, prepare all Regulatory Filings for Products in the North American Territory. The JSC shall determine, on a country-by-country basis, which Operating Party shall be responsible for preparing Regulatory Filings and Regulatory Approvals in the Co-Exclusive Territory. All such Regulatory Filings shall be prepared in accordance with the applicable Development Plan and all applicable laws and regulations. Each Operating Party shall submit to the other Parties each proposed Regulatory Filing for the other Parties’ review and comment. The reviewing Parties shall notify the Operating Party responsible for such Regulatory Filing in writing of any proposed modifications to such Regulatory Filing as soon as reasonably practicable after receipt of such filing, and the Operating Party preparing such Regulatory Filing shall consider, in good faith, whether to implement such proposed modifications; provided that the Operating Party responsible for making such Regulatory Filing shall have the right to make the final determination, in its sole discretion, as to the form and substance of such Regulatory Filing.

(b) Submission to Regulatory Authorities. Each Operating Party agrees to use Commercially Reasonable Efforts to file promptly, in its own name, all Regulatory Filings finalized in accordance with Section 5.8(a) with the proper Regulatory Authority.

(c) Copies of Regulatory Filings. Each Operating Party shall provide to the other Parties copies of all Regulatory Filings for Products submitted to Regulatory Authorities in the Territory within a reasonable time following the filing thereof. In addition, the Parties shall share all correspondence and communications, other than Regulatory Filings, with Regulatory Authorities relating to a Product in the Territory.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(d) Interactions with Regulatory Authorities. The Operating Party responsible for making a Regulatory Filing pursuant to this Section 5.8 shall also be responsible for and control all interactions with Regulatory Authorities with respect to such Regulatory Filing on behalf and for the benefit of LFB/GTC LLC. To the extent practicable, each Operating Party shall provide to the other Parties reasonable advance written notice of meetings and conference telephone calls with any Regulatory Authority related to the Product in the Territory, and shall use Commercially Reasonable Efforts to invite one senior executive or regulatory counsel of the other Parties to attend meetings with such Regulatory Authorities as a silent observer, if and to the extent permitted by the relevant Regulatory Authority.

5.9 Ownership of Regulatory Approvals. Subject to Section 5.5, LFB Biotech shall own and maintain all Regulatory Filings and all Regulatory Approvals that relate to the Product in the European Territory. LFB/GTC LLC shall own and maintain all Regulatory Filings and all Regulatory Approvals that relate to the Product in the United States and, unless otherwise decided by the JSC, the rest of the world.

ARTICLE 6

COMMERCIALIZATION PHASE

6.1 Commercialization Plan. All Commercialization with respect to a Product under this Agreement shall be conducted pursuant to a Commercialization Plan, which shall set forth the plan for the Commercialization of such Product and the activities to be carried out with respect thereto, together with a proposed budget for such activities (each, a “Commercialization Plan”). The Operating Parties, through the JSC, shall agree upon a preliminary Commercialization Plan for each Product at least ************ prior to the anticipated Regulatory Approval for such Product. During the Commercialization Phase with respect to each Product, the Operating Parties, through the JSC, shall update the Commercialization Plan with respect to such Product on an annual basis prior to the commencement of the next calendar year, or more often as determined by the JSC. Each updated Commercialization Plan shall include, for the subsequent ************, the projection of the plan for Commercialization Activities for the Product in each Territory and timelines for performing such activities, the projected Net Sales and other revenues from the sale of the Product, together with an updated Commercialization budget. The Commercialization Plan shall contain an estimation of the resources that each Operating Party intends to employ in connection with the Commercialization of the relevant Product. In addition, the JSC will review performance against the Commercialization Plan for each Product on a quarterly basis, and will report any variations to the Operating Parties in writing. If, in any quarter, there is a variation of ************ or greater from the budget or from projected Net Sales and other revenues, the JSC will revise the Commercialization Plan and budget for the applicable Product ************ prior to the commencement of the second quarter following the quarter in which the variation occurred. For example, if a ************ variation is reported in quarter one of a calendar year, a revised Commercialization Plan and budget must be prepared at least ************ prior to the commencement of quarter three of such calendar year. Until such time as an updated Commercialization Plan is approved in accordance with this Section 6.1, the preceding Commercialization Plan (including, without limitation, all budget projections therein) shall remain in effect. The JSC shall not approve any Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

6.2 Commercialization Activities.

(a) European Territory. Subject to the terms and conditions of this Agreement, LFB Biotech shall have exclusive rights to Commercialize Products in the European Territory on behalf of LFB/GTC LLC. LFB Biotech shall use Commercially Reasonable Efforts to maximize profits with respect to each Product in each country of the European Territory where Regulatory Approval has been obtained, including the performance of those activities with respect to the European Territory specified in the applicable Commercialization Plan.

(b) North American Territory. Subject to the terms and conditions of this Agreement, GTC shall have exclusive rights to Commercialize Products in the North American Territory on behalf of LFB/GTC LLC. GTC shall use Commercially Reasonable Efforts to maximize profits with respect to each Product in each country of the North American Territory where Regulatory Approval has been obtained, including the performance of those activities with respect to the North American Territory specified in the applicable Commercialization Plan.

(c) Co-Exclusive Territory. Subject to the terms and conditions of this Agreement, each Operating Party shall have the exclusive right to Commercialize Products on behalf of LFB/GTC LLC in each country or region of the Co-Exclusive Territory designated to such Operating Party by the JSC in the applicable Commercialization Plan, and neither Operating Party shall grant Commercialization rights to a Third Party in the Co-Exclusive Territory except as expressly set forth herein. The JSC will decide the appropriate party, whether one of the Operating Parties and/or its Affiliate or a Third Party, to exclusively Commercialize Products in a given national or regional territory within the Co-Exclusive Territory on the basis of criteria determined by the JSC; provided, that, where one of the Operating Parties has an Affiliate within such national or regional territory and the other Operating Party does not, then such Affiliate shall have a first right to negotiate with the JSC for the distribution of such Product. If such Affiliate agrees in writing to meet the undertakings as to minimum sales commitments set by the JSC (which shall have first obtained such information as it may require in order to determine what minimum sales commitments would be reasonable in the circumstances) and demonstrates to the satisfaction of the JSC that it has the capability of performing such undertakings, such Affiliate shall be given the right to Commercialize the relevant Product, even if such Affiliate may be of lesser standing than a Third Party in terms of the criteria determined by the JSC. Where both Operating Parties have an Affiliate in a given national or regional territory within the Co-Exclusive Territory, the JSC will determine the appropriate entity to Commercialize the relevant Product, which entity may be a Third Party, based on the criteria it has previously determined, but with a view to maximizing the profits for the collaboration while allowing each Operating Party the opportunity to build its marketing and sales presence in the

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Co-Exclusive Territory taken as a whole and, on an overall basis, to share equally in Commercialization activities in the Co-Exclusive Territory taken as a whole. In any event, each Operating Party or its Affiliate shall use Commercially Reasonable Efforts to maximize profits with respect to each Product in each country of the Co-Exclusive Territory where Regulatory Approval has been obtained, including the performance of those activities with respect to the Co-Exclusive Territory designated to such Operating Party or its Affiliate specified in the applicable Commercialization Plan. Each Operating Party shall be responsible for the performance of the Commercialization activities of its Affiliate hereunder.

(d) No Parallel Trade. Due to the territorial nature of Regulatory Approvals, each Operating Party will undertake Commercially Reasonable Efforts within applicable legal constraints to limit trade of Products between and among the North American Territory, the European Territory, and the specific countries or regions within the Co-Exclusive Territory exclusively designated to an Operating Party under the applicable Commercialization Plan.

6.3 Commercialization Costs. Unless otherwise specified in the applicable Commercialization Plan, each Operating Party shall bear all costs and expenses incurred in connection with its respective Commercialization Activities with respect to each Product. Notwithstanding the foregoing, except as otherwise determined by the JSC, LFB Biotech shall purchase from GTC its commercial supply of Initial Products in the European Territory and Co-Exclusive Territory pursuant to the initial Commercialization Plan, as set forth in Article 8.

6.4 Diligence Requirements.

(a) Commercialization Milestones. The Operating Parties shall agree on objective time-based Commercialization milestones with respect to each Product for each Operating Party’s respective exclusive Territory and each country or region in the Co-Exclusive Territory, which shall be included in the Commercialization Plan for the relevant Product. Each Operating Party will be responsible for meeting the milestones in its respective exclusive Territory and in each country or region in the Co-Exclusive Territory designated to such Operating Party in the applicable Commercialization Plan.

(b) Failure to Meet Commercialization Milestones. The failure of an Operating Party to timely achieve any Commercialization milestone designated to such Operating Party in the Commercialization Plan for a Product shall have the consequences set forth below with respect to the applicable country or region in the Territory; provided that such failure ************, unless such failure occurs within ************ period following a Change of Control of the Operating Party failing to achieve such milestone as provided in subsection (ii) below.

(i) If such Operating Party fails to achieve one or more applicable Commercialization milestones for a Product in either of the first two full calendar years following the First Commercial Sale of such Product, ************.

(ii) Commencing upon the beginning of third full calendar year following the First Commercial Sale of a Product, if such Operating Party fails to achieve one or more applicable Commercialization milestones during any full calendar year during the Commercialization Phase for the Product, starting in the next full calendar year ************.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

6.5 Advertising and Promotional Materials.

(a) Promotional Materials. The Operating Parties, through the JSC, shall collaborate to develop all advertising and promotional materials related to the Products (collectively, “Promotional Materials”) in the Territory utilizing the Product Trademarks, in accordance with style and branding guidelines to be mutually agreed upon and with applicable laws and regulations. Neither Operating Party shall use in the conduct of its respective Commercialization Activities any Promotional Materials that have not been finally approved by the JSC. Ownership of Promotional Materials shall be determined consistently with ownership of Regulatory Approvals under Section 5.9.

(b) Filing of Promotional Materials with Regulatory Authorities. Each Operating Party shall be responsible for filing with the relevant Regulatory Authority, in accordance with all applicable laws and regulations and industry standards, Promotional Materials with respect to use of the Product in the respective Territory, consistent with Section 5.8.

6.6 Customer Complaints and Inquiries. LFB Biotech shall be responsible for receiving and addressing all customer complaints and inquiries regarding Products in the European Territory. GTC shall be responsible for receiving and addressing all customer complaints and inquiries regarding Products in the North American Territory. The JSC shall determine, on a country-by-country or region-by-region basis, which Operating Party shall be responsible for receiving and addressing customer complaints and inquiries regarding Products in the Co-Exclusive Territory. Following receipt of any customer complaint or inquiry, the responsible Operating Party shall log the complaint or inquiry and determine the appropriate response, in accordance with applicable laws and regulations and the procedures established by the JSC and set forth in the applicable Commercialization Plan; provided, that the Operating Party responsible for addressing any complaint or inquiry shall promptly notify the other Parties after receiving any material complaint or inquiry and shall consult with the other Operating Party prior to taking any action in response thereto that would materially affect the other Party’s rights or obligations under this Agreement.

6.7 Drug Safety.

(a) New Information. Each Operating Party shall promptly inform the other Operating Party of any adverse safety information or data affecting any Product in the Territory or either Operating Party’s obligations with respect to the safety of Products under this Agreement.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) Adverse Event Reporting; Safety Database. Each Operating Party shall be responsible for reporting, at its expense, to appropriate authorities, in accordance with local requirements, all adverse events related to use of a Product in its respective Territory (or its respective designated country or region in the Co-Exclusive Territory); provided, that each Operating Party shall consult with the other Operating Party before making any such report. The non-reporting Operating Party shall provide to the reporting Operating Party, upon the reporting Operating Party’s request, reasonable assistance in connection with the reporting of all of adverse events, responding to safety queries and assessing safety issues, in each case, to the extent related to a Product in the Territory. Adverse events related to the use of a Product in the Territory shall be recorded in a single, centralized database for such Product. Such database shall be held, owned and maintained by the Originating Party of such Product at the Originating Party’s expense, which shall be a Development Cost of the Originating Party hereunder. Direct access to the safety database for each Product will be granted to both Operating Parties. Details of safety reporting activities relating to the Product in the Territory will be addressed in a pharmacovigilance agreement, which the Operating Parties shall enter into within ************ following the first Regulatory Approval of such Product.

6.8 Product Withdrawals and Recalls. In the event that, within an Operating Party’s Territory (or its designated country or region in the Co-Exclusive Territory), (a) an Operating Party determines that an event, incident, or circumstance that may result in the need for a Recall or other removal of a Product or any lot or lots thereof from the market; (b) the applicable Regulatory Authority threatens to remove a Product from the market; or (c) the applicable Regulatory Authority requires distribution of a “Dear Doctor” letter or its equivalent regarding the use of a Product, the Operating Party making such determination or receiving notice of such threat or requirement shall promptly advise the other Parties in writing with respect thereto, and shall provide the other Operating Party with copies of all relevant correspondence, notices and the like. The Operating Parties shall reasonably cooperate through the JSC to determine what action is warranted and to take such action with respect to the conduct of any such Recall, market withdrawal or other corrective action with respect to a Product in the Territory.

ARTICLE 7

PRODUCT SUPPLY

7.1 Clinical Supply of Product.

(a) Initial Product.

(i) Requirements. Subject to the terms set forth in this Article 7, GTC shall supply to LFB Biotech its requirements for the Initial Product for the conduct of the LFB Biotech Development Activities and for Phase II Trials and Phase III Trials at a transfer price ************.

(ii) Ordering Process. The Operating Parties shall agree upon and set forth in the Supply Agreement for the Initial Product: (A) the amount of Initial Product to be supplied by GTC to LFB Biotech during the Development Phase for such Product (subject to

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

maximums to be agreed upon), and (B) the procedures for LFB Biotech to submit its requirements and GTC to supply such requirements. Such procedures shall include, without limitation, (1) forecasting procedures, including annual non-binding forecasts of LFB Biotech’s requirements, (2) firm purchase commitments no less than ************ prior to the time the order must be delivered to LFB Biotech by GTC, (iii) procedures for return and replacement of Initial Product that is in breach of the product warranty set forth in the relevant Supply Agreement, and (iv) payment terms. Any purchase orders, purchase order releases, confirmations, acceptances, invoices, and similar documents submitted by either Operating Party shall be for administrative purposes only and shall not add to or modify the terms of this Agreement or the relevant Supply Agreement, except for the specification of quantities or requested delivery dates.

(b) Other Products. The Operating Parties shall mutually agree in writing upon the availability and timing of delivery of clinical supplies of Products other than the Initial Product, which shall be set forth in the applicable Development Plan. All such Products shall be supplied at ************.

7.2 Forecasts and Commercial Supply.

(a) Initial Product.

(i) Exclusive Supply; Forecasts. Subject to Section 7.4(c), and unless otherwise specified in the applicable Commercialization Plan, GTC or its designated Third Party subcontractor shall be the exclusive manufacturer and supplier of commercial quantities of the Initial Product throughout the Territory. The Supply Agreement for the Initial Product shall set forth the forecasting requirements of the Operating Parties for the Initial Product in the Territory.

(ii) Commercial Supply. Unless otherwise specified in the applicable Commercialization Plan, GTC shall use Commercially Reasonable Efforts to supply to LFB Biotech its commercial requirements for the Initial Product in the European Territory, and the commercial requirements of the Collaboration for the Initial Product in the Co-Exclusive Territory, at a transfer price equal ************. GTC shall supply Initial Product to LFB Biotech and, if applicable, to any Third Party selected by the JSC to Commercialize or distribute the Initial Product in a country or region in the Co-Exclusive Territory, on a non-discriminatory basis. The Supply Agreement for the Initial Product shall set forth the other relevant terms and conditions of the manufacture and supply of Initial Product in the Territory.

(b) Other Products. The Operating Parties shall mutually agree in writing upon the terms and conditions with respect to the manufacture and supply of commercial quantities of Product(s) other than the Initial Product, which shall be set forth in the relevant Supply Agreement. All such Products shall be supplied at ************.

7.3 Disclaimer of Warranty. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE APPLICABLE SUPPLY AGREEMENT, EACH OPERATING PARTY EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE PRODUCT(S) SUPPLIED HEREUNDER, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

7.4 ************:

(a) ************;

(b) ************;

(c) ************;

(d) ************;

(e) ************.

ARTICLE 8

PAYMENTS AND ACCOUNTING

8.1 Equity Purchase. In conjunction with the establishment of the Collaboration pursuant to the Original JDA, LFB Biotech made an equity and debt investment in GTC of $25 million pursuant to the Securities Purchase Agreement dated as of September 29, 2006 between GTC and LFB Biotech (the “Stock and Note Purchase Agreement”).

8.2 Funding of Costs and Sharing of Profits.

(a) General. Subject to the terms and conditions of this Agreement, on a Product-by-Product basis, it is the Parties’ intention that each Operating Party will share equally in the costs of Development and Commercialization and that in such case each Operating Party will be entitled to fifty percent (50%) of the Net Profits of the Collaboration with respect to such Product, as adjusted in accordance with the profit participation percentage for such Operating Party under the applicable Product Participation Model as described below (the “Product Participation”).

(b) Product Participation Calculation.

(i) The Operating Parties shall agree upon the final (subject to adjustment by the JSC as provided herein) Product Participation Model for each Product no later than ************ following ************ for such Product, and shall attach a copy of such Product Participation Model as part of Exhibit B to this Agreement and such Product Participation Model shall be incorporated herein by reference. Product Participation calculations will be included upon their approval. A standard form of Product Participation Model is attached as part of Exhibit B to this Agreement.

(ii) The Product Participation of an Operating Party with respect to a Product shall be based upon the IPV of such Operating Party with respect to such Product in accordance with the applicable Product Participation Model. All Development Costs of an

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Operating Party shall be included in the IPV calculation under the Product Participation Model. IPV will be calculated using a discount rate of ************. Development Costs of each Operating Party will be factored into the Product Participation Model by calendar year based on the official statutory accounts of each Operating Party, or properly allocated Development Costs reconciled to the relevant Operating Party’s statutory accounts and approved by the JSC, in each case as reflected in the reports delivered pursuant to Sections 8.3(a) and (b). Any significant differences between the Operating Parties’ statutory bases of accounting will be identified by the JSC during the annual budgeting process. A common basis will be selected or approximated, subject to approval of the JSC. Depreciation or amortization of expenditures will be excluded from the IPV calculation to the extent such costs have previously been incorporated elsewhere in the Product Participation Model. The JSC will evaluate ************ after the Effective Date the impacts of the discrepancies in such accounting methods and decide on relevant rules to be applied to account for and reconcile such discrepancies in the calculation of the respective Product Participations.

For purposes of calculating each Operating Party’s IPV, to reflect the increased risk associated with earlier investment, Development Costs paid or incurred by an Operating Party in earlier stages of a Product’s Development program will be weighted more highly than later-stage Development Costs, in accordance with the following schedule:

Timing of Expenditure	Weight Accorded
From Product Start Date through last day of month ending before decision of JSC to commence Phase III Trials	************ of Development Cost

From the month when decision is made by JSC to commence Phase III Trials through Pivotal Trial Completion Date	************ of Development Cost

Pivotal Trial Completion Date to date of receipt of written confirmation of Major Regulatory Approval	************ of Development Cost

(iii) Notwithstanding the foregoing, after the first Major Regulatory Approval is obtained for a Product, only those Development Costs specifically allocable to obtaining the other Major Regulatory Approval as per the Development Plan previously approved by the JSC (including, without limitation, the costs of additional clinical trials, if any, required for purposes of obtaining such other Major Regulatory Approval) shall be subject to weighting in accordance with the above schedule, and all other Development Costs properly incurred or allocated by the Operating Parties shall be weighted ************ of cost. Any costs with respect to a Product incurred by an Operating Party prior to the decision

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

by the JSC to proceed with the Development of such Product shall not be included as Development Costs. Subject to adjustment from time to time pursuant to Section 8.2(b)(iv), each Operating Party’s relative IPV will also represent such Operating Party’s Product Participation percentage for such Product; provided, that the Product Participation of the Operating Parties shall be rounded to the closest full percentage point with no decimals. Notwithstanding any of the foregoing, if GTC’s relative participation in funding the Development of the Initial Product is ************, the minimum Product Participation of GTC with respect to the Initial Product shall be no ************.

(iv) The Product Participation of each Operating Party with respect to a Product shall be fixed as of ************, and shall remain fixed for the remainder of the Product Term, subject to adjustment on ************ basis as follows:

(A) After the first Major Regulatory Approval is obtained for such Product, the Product Participation Model for such Product shall be adjusted by the JSC in accordance with Section 8.2(b)(iii) to account for Development Costs of the Operating Parties specifically allocable to obtaining the other Major Regulatory Approval, provided they are previously approved by the Joint Steering Committee within the framework of the Development Plan.

(B) The Product Participation Model with respect to each Product shall be reviewed and adjusted by the JSC to reflect any additional significant costs properly allocated as Development Costs (such as capital costs and additional costs incurred by an Operating Party to expand the indication or territory of the Product), approved by the JSC and incurred by the Operating Parties in the previous year with respect to such Product, and the Operating Parties’ respective Product Participation percentages shall be adjusted to reflect such additional Development Costs. Within ************ after the Effective Date, the Operating Parties will agree upon a methodology for determining which costs shall be deemed “significant” for purposes of this Section 8.2(b) and costs not satisfying the agreed upon criteria shall be treated as Commercialization Costs and will be subject to reimbursement pursuant to Section 8.2(d).

(C) If an Operating Party’s Product Participation for a Product is ************ but is ************, then once the Greater Funding Party has been fully reimbursed for any IPV Difference out of any distributed Net Profits in accordance with Section 8.2(d), the Product Participation of each Operating Party with respect to the relevant Product shall be set at ************ for the remainder of the relevant Product Term, in each case (i) and (ii), subject to further adjustment in accordance with subsections (A) and (B) above. If an Operating Party’s Product Participation for a Product (other than the Initial Product with respect to GTC) is ************ then the provisions of Section 8.2(c)(ii) shall apply.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) Funding of Development and Commercialization.

(i) Funding Obligations and Rights of the Operating Parties. Subject to Sections 5.7(b) and 8.2(c)(ii), and except as set forth in the applicable Development Plan or Commercialization Plan, each Operating Party will be responsible for paying those costs and expenses it incurs in the performance of its Development Activities and Commercialization Activities with respect to each Product, in each case as such costs are incurred.

(ii) Minimum Funding Commitment for Certain Products. Subject to the applicable Development Plan, it is the Parties’ present intention that each Operating Party will ultimately ************ of the costs of Development for each Product, including the Initial Product. Notwithstanding the foregoing, and subject to the specific provisions applicable to the funding of Development Costs for 2008 set forth in Section 8.2(c)(iii), if an Operating Party is unable or unwilling to fund ************ of the Development Costs with respect to a Product, including the Initial Product, it shall notify the JSC in writing, within ************ prior to the completion of the annual budget under the applicable Development Plan, the amount of Development Costs such Operating Party is able to fund during the relevant upcoming calendar year. Upon receipt of such notice, the JSC shall adjust the budget accordingly and such Operating Party shall be obligated to fund that portion of Development Costs specified in the budget during the applicable calendar year. Subject to further adjustment in accordance with Section 8.2(b)(iv) and to the provisions of Section 8.2(c)(iii), the Profit Participation Model shall be revised to reflect such lesser participation. Notwithstanding the foregoing, in order to maintain its Profit Participation with respect to any Product, including the Initial Product, each Operating Party must have funded ************ of the Development Costs (as weighted in accordance with the Product Participation Model) of such Product in the aggregate during the period commencing on the relevant Product Start Date and ending on ************ for such Product. If an Operating Party fails to fund ************ of such Development Costs of such Product during such period, then such Product shall cease to be subject to this Agreement, the licenses hereunder with respect to such Product shall terminate, and, without further action by the Parties, the rights and obligations of the Parties with respect to such Product after the time of such termination shall be governed by the terms of a definitive Commercial License to be executed between the Operating Parties at such time, the material terms of which are set forth in Exhibit G. The Operating Parties shall mutually agree upon the definitive terms of the Commercial License within ************ following the Product Start Date of each Product hereunder (other than the Initial Product).

(iii) Funding of Development Costs for 2008.

A. With respect to the funding of Development Costs for the calendar year 2008 the Parties hereto agree as follows:

(1) The Parties, through the JSC, have agreed on the budget for Development Costs to be incurred for the Products during the calendar year 2008 together with the milestones for the Products concerned. LFB Biotech agrees to provide to GTC an aggregate of up to USD 6 million of the budgeted Development Costs to be incurred by GTC during the fiscal year ending December 28, 2008, (allocated on a Product by Product basis, which allocation may be adjusted by the JSC) payable in quarterly installments (in respect of the fiscal quarters ending 3/30, 6/29; 9/28 and 12/28), subject to the following cumulative annual limits for each Product under Development pursuant to this Agreement on the Restatement Date:

-Factor VII: ************

-Factor IX: ************

-Alpha-Antitripsin: ************

-TG 20: ************.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(2) Payments under this Section 8.2(c)(iii) shall be made to GTC upon receipt and review by LFB Biotech of GTC’s invoice for the relevant Development Costs for such calendar quarter which invoice shall be sent to LFB Biotech no later than ************ prior to the end of such calendar quarter. Each such invoice shall set forth in detail all internal and third party expenses incurred by GTC in respect of such Development Costs during the first two months of the calendar quarter as well as an estimate of such expenses for the third month of the calendar quarter, The billing for expenses for the third month of the calendar quarter will be adjusted to take into account actual expenses for such month which adjustment shall be reflected on the next quarterly invoice. Upon request by LFB Biotech from time to time, GTC shall provide LFB Biotech with relevant audit tracking records relating to such invoices. GTC shall use all funds provided by LFB Biotech under this Section 8.2(c)(iii) solely to pay budgeted Development Costs and shall notify LFB Biotech promptly in writing of the actual payment by GTC of any such funds to third parties to the extent ************.

B. Payments made to GTC by LFB Biotech under this Section 8.2(c)(iii) shall be added to the amount of the Development Costs incurred by LFB Biotech as of the date of each such payment for purposes of calculating the IPV of LFB Biotech under the relevant Profit Participation Model determined in accordance with the provisions of Section 8.2(b) of this Agreement. Pursuant to Section 8.2(b)(ii), such payments will be given a weight of ************ in the calculation of LFB Biotech’s IPV for each Product. For fiscal years starting with the fiscal year 2009, GTC shall be allowed to fund an amount in excess of ************ of the Development Costs of a Product referred to in Section 8.2(c)(iii)(A)(an “Excess Amount”), provided that the Excess Amount with respect to such Product may not exceed ************. The funding of such Excess Amount by GTC shall be taken into consideration in determining the IPV allocations for such Product pursuant to the provisions of Section 8.2(b). Notwithstanding the foregoing, if on the date of receipt of written confirmation of Major Regulatory Approval with respect to any such Product, GTC shall not have funded the entire Excess Amount with respect to such Product as provided above, then prior to the determination of the final Product Participation Model with respect to such Product, GTC may reimburse LFB Biotech up to an amount that would equalize the respective Parties’ IPV with respect to such Product, with the amount so reimbursed being credited to GTC in the calculation of its IPV with respect to such Product and an equal amount being deducted from LFB Biotech in the calculation of its IPV with respect to such Product.

(d) Reimbursement of Commercialization Costs. Each Operating Party will be reimbursed for its Commercialization Costs with respect to a Product out of net revenues on Net Sales and other revenues derived from such Product prior to the distribution of Net Profits to the Operating Parties in accordance with Section 8.3(c). After reimbursement of such costs, Net Profits shall be allocated between the Operating Parties in accordance with their respective Product Participation and distributed in accordance with Section 8.3(c). In addition, in the first year that there are Net Profits, if one Operating Party’s Product

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Participation for a Product is ************ but is ************, the IPV Difference of the Greater Funding Operating Party with respect to such Product shall be reimbursed to such Greater Funding Party out of its greater portion of Net Profits (based upon Product Participation in the first year of Net Profits) until such time as the IPV Difference is reimbursed in full, at which time the Product Participations of each Operating Party shall be adjusted in accordance with Section 8.2(b)(iv)(C). If the aggregate Commercialization Costs of the Operating Parties exceed the aggregate Net Sales and other revenues of the Collaboration as a whole with respect to such Product in a calendar year, the amount of the net loss shall be treated as follows, depending on the calculated Product Participation for each Operating Party:

(i) If each Operating Party’s Product Participation for the relevant Product is ************, the amount of the loss incurred by each Operating Party will be counted at ************ of cost value in the IPV reimbursement calculation in the Product Participation Model in the calendar year in which the loss is recorded and will result in an adjustment to the amount of the IPV Difference that must be reimbursed to the Greater Funding Party pursuant to this Section 8.2(d).

(ii) If an Operating Party’s Product Participation for a Product is ************ but is ************, net losses incurred will be considered the responsibility of each Operating Party in accordance with its Product Participation percentage. For example, if an Operating Party has a Product Participation ************, such Operating Party will be responsible for ************ of the net losses with respect to such Product in the applicable calendar year. If at the end of any calendar year, an Operating Party has funded less than its allocated percentage of aggregate net losses, such Operating Party shall reimburse the other Operating Party to the extent of such under funding. Such payment will be made in accordance with Section 8.3(c).

(iii) If an Operating Party’s Product Participation for a Product is ************ net losses incurred will be considered the responsibility of each Operating Party in accordance with its Product Participation percentage until such time as the Product is no longer subject to this Agreement. When such Operating Party ************ as described in Section 8.2(c)(ii), the foregoing provisions, including reimbursement on an annual basis, will apply to the extent applicable with respect to net losses incurred ************. Any reimbursement payment will be made in accordance with Section 8.3(c).

8.3 Reports.

(a) Quarterly Development and Commercialization Reports. Within ************ following the close of each calendar quarter during the Term, each Operating Party will submit to the JSC and LFB/GTC LLC a written report setting forth in reasonable detail, on a Product-by-Product basis, such Operating Party’s Development Activities and Commercialization Activities for such Product and its actual costs (including Development Costs and Commercialization Costs) incurred in connection with the Development and/or Commercialization of Product(s) for such quarter, together with the aggregate amounts as at the end of such quarter past due and unpaid to Third Parties in respect of goods or services

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

furnished by such Third Parties to the reporting Operating Party in connection with its activities under this Agreement. The reports specified in this Section 8.3(a) shall be used in monitoring the Operating Parties’ compliance with their respective Development and Commercialization obligations under this Agreement and by the JSC in updating the Development and Commercialization Plans in accordance with Sections 5.1 and 6.1 and the Product Participation Models in accordance with Section 8.2.

(b) Quarterly Net Profits Reports. During the Term following First Commercial Sale with respect to a Product, each Operating Party shall, within ************ following the end of each calendar quarter, furnish to the JSC and LFB/GTC LLC a written quarterly report showing, in reasonable detail and on a Product-by-Product basis: (i) the gross sales of Product sold by such Operating Party, its Affiliates, sublicensees and/or subcontractors; (ii) any other revenues relating to the Products, including without limitation royalties and any other payments from sublicensees or subcontractors; (iii) a calculation of Net Sales of the Operating Party for such quarter; (iv) the Development Costs of such Operating Party for such quarter, and (v) the Commercialization Costs of such Operating Party for such quarter.

(c) Annual Reconciliation of Net Profit. On an annual basis during the Term, and upon the expiration or termination of this Agreement, the JSC (or a subcommittee thereof) shall submit to LFB/GTC LLC and to each of the Operating Parties within ************ of the end of the applicable calendar year, or of the effective date of termination, as the case may be, a summary report setting forth, on a Product-by-Product basis for the previous calendar year (or portion thereof) and for the cumulative program to date for each Product from the Product Start Date through the period of the report: (i) the gross sales of Product sold by each Operating Party, its Affiliates, sublicensees and/or subcontractors; (ii) any other revenues of each Operating Party relating to the Products, including without limitation royalties and any other payments from sublicensees or subcontractors; (iii) a calculation of Net Sales of each Operating Party; (iv) the Development Costs of each Operating Party, and (v) the Commercialization Costs of each Operating Party. Such report shall account for any differences between the Operating Parties’ accounting methodologies in a manner to be reasonably agreed among the Parties. The report shall also indicate, on a Product-by-Product basis, the Product Participation of each Operating Party and the amount of IPV (if prior to the First Commercial Sale) or of Net Profits due each Operating Party (if after the First Commercial Sale) for the applicable reporting period based on the Product Participation Model, and shall reconcile such amount with the net profits and loss statements of such Operating Party for the applicable reporting period. If the report indicates that the Net Profits received by an Operating Party with respect to a Product in the reporting period exceed the amount due such Operating Party for such reporting period, such Operating Party shall pay the other Operating Party the amount of the difference within ************ following receipt of the report (each such payment, a “Profit Payment”). If the report indicates that there is an aggregate net loss, the provisions of Section 8.2 shall determine the treatment of the Operating Parties’ respective losses and any reimbursement due from one Operating Party to the other shall be made within ************ days following receipt of the report.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

8.4 Records; Audit.

(a) Records. The Operating Parties shall keep, and shall cause their respective Affiliates and subcontractors to keep, complete, true and accurate books and records with respect to all data related to sales of and costs incurred in connection with the Products, and specifically regarding sales figures, in accordance with the defined Accounting Standards and in sufficient detail to reflect all gross sales, Net Sales, Development Costs and Commercialization Costs, and to enable the amount of Net Profits due each Operating Party hereunder to be determined. The Operating Parties will keep, and shall cause their respective Affiliates and subcontractors to keep, such books and records for at least ************ following the end of the calendar quarter to which they pertain. Such books and records shall be kept by each Operating Party, or the applicable Affiliate or subcontractor, at its principal place of business.

(b) Audit of Records.

(i) During the Term and for ************ thereafter, LFB/GTC LLC and each Operating Party shall have the right, at its own expense, through an independent certified public accounting firm of nationally or internationally recognized standing (or such other independent Third Party on which the Parties may agree) acceptable to the other Operating Party, to review financial and related records in the location(s) where such records are maintained by the other Operating Party or such other Operating Party’s Affiliates or subcontractors, upon reasonable notice, during regular business hours and under obligations of confidence, for the sole purpose of verifying such other Operating Party’s compliance with its obligations under this Agreement; provided that such examination shall not take place more than once per calendar year and shall not cover records for more than the preceding ************; and provided further that such accounting firm or other Third Party auditor shall first have entered into a confidentiality agreement mutually agreeable to the Operating Parties. The results of such review shall be made available to all Parties.

(ii) If the review reflects any significant misreporting of expenses or performance by the Operating Party subject to the review, i.e. the amount of such misreporting is equal to or ************ of the expense or performance amount that should have properly been reported during the applicable reporting period or is in excess of ************, the Operating Party subject to the review shall pay all of the costs of such review and, in the event of any underpayment shall pay any additional sum, including interest charges (at a rate ************ percentage points above LIBOR), shown to be due to the other Operating Party.

(iii) In the event that either Operating Party in good faith disputes the results of the review, or any specific aspect thereof, then such Operating Party shall inform the other Operating Party and LFB/GTC LLC by written notice within ************ days after receiving the result of the review, specifying in detail the reasons for disputing the results thereof. The Operating Parties and LFB/GTC LLC shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within ************ days after such dispute notice is received, the matter shall be resolved in a manner consistent with the procedures set forth in Article 15.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

8.5 Currency of Account and Payment. For purposes of Sections 8.2, 8.3 and 8.4, all amounts will be calculated in United States Dollars and all Profit Payments hereunder shall be calculated and paid in United States Dollars. Conversion into United States Dollars from other currencies for purposes of calculating Net Profits and of setting and adjusting the Product Participation Models shall be calculated using average rates published by the ECB for the calendar month in which the sale of the Product occurred or the relevant Development Cost or Commercialization Cost was incurred, as the case may be. Any rates not listed by the ECB, will be derived using the average Exchange Rates published in the Wall Street Journal for the applicable calendar month. All amounts invoiced by GTC for goods or services will be invoiced and paid in United States Dollars and all amounts invoiced by LFB Biotech for goods or services shall be invoiced and paid in Euros, in each case except as otherwise may be agreed.

8.6 Blocked Currency. If by reason of exchange controls or other laws in a particular jurisdiction an Operating Party is unable to convert to United States Dollars or Euros, as the case may be, in accordance with Section 8.5, and transfer any portion of the amount payable by such Operating Party under this Agreement, then such Operating Party shall promptly notify the other Operating Party in writing and shall pay such amounts through such means or methods as are lawful in such jurisdiction as the other Operating Party may reasonably designate. Failing the designation by the other Operating Party of such lawful means or methods within ************ after such notice is given to such other Operating Party, the Operating Party responsible for making such payment shall deposit such payment in local currency to the credit of the other Operating Party in a recognized banking institution designated by the Operating Party entitled to such payment, or if none is designated within the ************ period described above, in a local banking institution selected by the Operating Party responsible for making such payment and identified in a written notice to the Operating Party entitled to such payment, and such deposit shall fulfill all obligations of the Operating Party responsible for making such payment with respect thereto.

8.7 Taxes.

(a) Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent permitted under applicable laws and regulations, taxes payable with respect to their collaboration efforts under this Agreement and the LLC Agreement and that they shall use their best efforts to cooperate and coordinate with each other to achieve such objective.

(b) Payment of Tax. An Operating Party receiving a payment pursuant to this Article 8, or otherwise deemed to receive a payment under this Agreement and/or the LLC Agreement, shall pay any and all taxes levied on such payment or deemed payment. If applicable laws or regulations require that taxes be deducted and withheld from a payment made pursuant to this Article 8, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the receiving Operating Party within ************ following that payment.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) Tax Residence Certificate. An Operating Party receiving a payment pursuant to this Article 8 shall provide the remitting Operating Party a certification from the revenue authorities of any jurisdiction that it is a tax resident of that jurisdiction if such receiving Operating Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(d) Assessment. Either Operating Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by law. The Parties shall cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for an Operating Party to pursue such protest.

ARTICLE 9

PATENTS AND INVENTIONS

9.1 Ownership.

(a) Sole Inventions. Except as otherwise expressly provided in this Agreement, as between GTC and LFB Biotech, and subject to the express license grants under Articles 3, 7.4 and 14 hereof, each Operating Party shall exclusively own all and retain all right, title and interest in and to all Inventions and Know-How made solely by the employees, contractors, consultants or agents of such Operating Party, its Affiliates or sublicensees, as applicable (“Sole Inventions”).

(b) Joint Inventions. LFB Biotech and GTC shall ************ all Inventions and Know-How invented jointly by the employees or agents of LFB Biotech and GTC or their respective Affiliates, with or without Third Parties (the “Joint Inventions”), and any Patent Rights that claim such Joint Inventions (the “Joint Patent Rights”). Neither LFB Biotech nor GTC, ************, shall have the right ************.

(c) Inventorship. Solely for the purpose of determining ownership of Inventions with respect to any US Patent Rights under this Section 9.1, inventorship shall be determined in accordance with United States patent laws.

9.2 Patent Prosecution.

(a) LFB Biotech Patent Rights and Joint Patent Rights in LFB Biotech’s Territory.

(i) LFB Biotech shall retain sole and exclusive ownership of all LFB Biotech Patent Rights and, subject to Section 9.2(a)(ii), shall retain control over, and bear all expenses associated with, the filing, prosecution, and maintenance of any LFB Biotech Patent Rights in the entire Territory and any Joint Patent Rights in the European Territory and any country or region of the Co-Exclusive Territory as the JSC may designate. LFB Biotech shall

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

confer in good faith with LFB/GTC LLC and GTC regarding LFB Biotech’s patent strategy with respect to any LFB Biotech Patent Rights licensed to LFB/GTC LLC and sublicensed to GTC hereunder and any Joint Patent Rights in LFB Biotech’s respective Territory or region and LFB/GTC LLC and GTC shall have the right to comment upon LFB Biotech’s strategy.

(ii) In the event LFB Biotech decides, at its sole discretion, not to file, nationalize or validate a patent application covering an LFB Biotech Sole Invention or Joint Invention or LFB Biotech Know-How in any country in the Territory or LFB Biotech decides not to continue to prosecute or maintain a patent or patent application included in the LFB Biotech Patent Rights licensed to LFB/GTC LLC and sublicensed to GTC hereunder, LFB Biotech shall promptly notify LFB/GTC LLC and GTC of such decision and GTC shall have the right to file, prosecute, and maintain such patent or patent application at its sole expense and discretion. If GTC elects to file, prosecute, or maintain such patent or patent application (as applicable) at its own expense, LFB/GTC LLC and LFB Biotech shall reasonably cooperate with GTC in connection with such filing, prosecution and/or maintenance.

(b) GTC Patent Rights and Joint Patent Rights in GTC’s Territory.

(i) GTC shall retain sole and exclusive ownership of all GTC Patent Rights and, subject to Section 9.2(b)(ii), shall retain control over, and bear all expenses associated with, the filing, prosecution, and maintenance of any GTC Patent Rights in the entire Territory and any Joint Patent Rights in the North American Territory and any country or region of the Co-Exclusive Territory as the JSC may designate. GTC shall confer in good faith with LFB/GTC LLC and LFB Biotech regarding GTC’s patent strategy with respect to any GTC Patent Rights licensed LFB/GTC LLC and sublicensed to LFB Biotech hereunder and any Joint Patent Rights in GTC’s respective Territory or region and LFB/GTC LLC and LFB Biotech shall have the right to comment upon GTC’s strategy.

(ii) In the event GTC decides, at its sole discretion, not to file, nationalize or validate a patent application covering a GTC Sole Invention or Joint Invention or GTC Know-How in any country in the Territory or GTC decides not to continue to prosecute or maintain a patent or patent application included in the GTC Patent Rights licensed to LFB/GTC LLC and sublicensed to LFB Biotech hereunder, GTC shall promptly notify LFB/GTC LLC and LFB Biotech of such decision and LFB Biotech shall have the right to file, prosecute, and maintain such patent or patent application at its sole expense and discretion. If LFB Biotech elects to file, prosecute, or maintain such patent or patent application (as applicable) at its own expense, LFB/GTC LLC and GTC shall reasonably cooperate with LFB Biotech in connection with such filing, prosecution and/or maintenance.

9.3 Enforcement of Patent Rights.

(a) Notice. Each Party shall give prompt written notice to the other Parties promptly after gaining knowledge of any Third Party activity that infringes any GTC Patent Right, LFB Biotech Patent Right, or Joint Patent Right, or if any declaratory judgment action is filed by a Third Party against such Operating Party alleging noninfringement or invalidity of any GTC Patent Right, LFB Biotech Patent Right or Joint Patent Right.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) Enforcement Rights.

(i) LFB Biotech Patent Rights. LFB Biotech shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any unauthorized Third Party activity under the LFB Biotech Patent Rights, including any LFB Biotech Patent Rights licensed to LFB/GTC LLC and sublicensed to GTC hereunder. If LFB Biotech fails to bring an infringement action under such LFB Biotech Patent Rights or to notify LFB/GTC LLC and GTC whether or not LFB Biotech intends to bring such action, in each case within a period of ************ after delivery of the notice set forth in Section 9.3(a), then GTC shall have the right, but not the obligation, to bring and control an action with respect to such Third Party activity, by counsel of its own choice.

(ii) GTC Patent Rights. GTC shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any unauthorized Third Party activity under the GTC Patent Rights, including any GTC Patent Rights licensed to LFB/GTC LLC and sublicensed to LFB Biotech hereunder. If GTC fails to bring an infringement action under such GTC Patent Rights or to notify LFB/GTC LLC and LFB Biotech whether or not it intends to bring such action, in each case within a period of ************ after delivery of the notice set forth in Section 9.3(a), then LFB Biotech shall have the right, but not the obligation, to bring and control an action with respect to such Third Party activity, by counsel of its own choice.

(iii) Joint Patent Rights. LFB Biotech shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any unauthorized Third Party activity under the Joint Patent Rights in the European Territory. GTC shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any unauthorized Third Party activity under the Joint Patent Rights in the North American Territory. The Operating Parties shall mutually agree upon which Operating Party shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any unauthorized Third Party activity under the Joint Patent Rights in the Co-Exclusive Territory. If the Operating Party having the primary right to institute, prosecute and control any action or proceeding pursuant to this Section 9.3(b)(iii) fails to bring an infringement action under the Joint Patent Rights or to notify the other Operating Party and LFB/GTC LLC whether or not it intends to bring such action, in each case within a period of ************ after delivery of the notice set forth in Section 9.3(a), then the other Operating Party shall have the right, but not the obligation, to bring and control an action with respect to such Third Party activity, by counsel of its own choice.

(iv) Notification; Cooperation. If an Operating Party intends to initiate an infringement action under this Section 9.3(b), or decides not to initiate such action, it shall promptly provide written notice to the other Operating Party and the JSC of such intent. The Operating Party controlling any action under this Section 9.3(b) shall notify the other Operating Party and the JSC promptly upon commencement of such action and shall keep the other Operating Party and the JSC reasonably informed of the status of such action. In connection with any action under this Section 9.3(b), the Parties will cooperate fully and

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

will provide each other with any information or assistance that the other may reasonably request, at the expense of the Operating Party initially bringing the action. Notwithstanding an Operating Party’s right to control an action under this Section 9.3(b), neither Operating Party shall settle or compromise any claim or proceeding that would adversely affect the scope, validity or enforceability of any Patent Right granted by one Party to another hereunder or otherwise adversely affect the rights and licenses granted hereunder unless agreed to in writing by both Operating Parties and LFB/GTC LLC, which consent shall not be unreasonably withheld or delayed.

(c) Allocation of Recovery. Any damages or monetary awards recovered by the Operating Party enforcing an action hereunder shall (i)(A) first be applied to reimburse such Operating Party in an amount equal to the costs and expenses of such Operating Party in connection with such litigation, and (B) then be applied to reimburse the non-enforcing Parties in an amount equal to the costs and expenses of such Parties in connection with such litigation, and (ii) any remaining balance shall be ************.

9.4 Claimed Infringement. In the event that a Party becomes aware of any Third Party claim that the manufacture, use, sale, offer for sale, and/or importation of any Product in the Territory infringes the Patent Rights of any such Third Party, the terms and conditions of Article 13 shall apply.

9.5 Declaratory Actions. The rights of the Operating Parties to defend any declaratory judgment action alleging noninfringement or invalidity of any GTC Patent Right, LFB Biotech Patent Right or Joint Patent Right shall be consistent with the rights of the Operating Parties to prosecute and control an action against a Third Party pursuant to Section 9.3(b).

9.6 Costs of Patent Prosecution and Enforcement. All costs incurred or paid by an Operating Party in prosecuting and enforcing any Patent Rights in accordance with this Article 9, to the extent not otherwise reimbursed to or recovered by such Operating Party, shall be treated as Development Costs of such Operating Party to the extent incurred during the Development Phase, and as Commercialization Costs of such Operating Party to the extent incurred during the Commercialization Phase.

ARTICLE 10

TRADEMARK USAGE AND MAINTENANCE

10.1 Trademarks.

(a) Selection of Product Marks. Promptly after the Effective Date, LFB Biotech and GTC agree to undertake a program to identify suitable trademarks for use with the Initial Product in the Territory under this Agreement, it being agreed that the Originating Party shall make a presentation to the non-Originating Party as to the trademarks it considers appropriate. The objective of the Operating Parties is to develop a single trademark suitable for use throughout the Territory but the Operating Parties recognize that it may be necessary or desirable to use additional or alternative trademarks in certain Territories or certain

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

countries within the Territories. As additional Products are added to the Agreement pursuant to Section 2.1, the Operating Parties shall undertake a similar program with respect to each Product to identify suitable trademarks for use in connection such Products hereunder, with the Originating Party making a presentation to the non-Originating Party as to the trademarks it considers appropriate. All trademarks which the Operating Parties decide should be used for a Product (with respect to such Product the “Product Trademark” or the “Product Trademarks”) will be owned by the Originating Party of such Product (the “Trademark Owner”). Similarly, the Operating Parties will cooperate in the selection and approval (i.e., through USAN and WIPO) of a generic name for each Product and a domain name with respect to each Product, with the objective the each Product shall have the same approved generic name and the same domain name throughout the entire Territory. The provisions of this Agreement as to the ownership and licensing of Product Trademarks shall apply mutatis mutandis to the ownership and licensing of generic names and domain names.

(b) Product Trademark Prosecution. The Trademark Owner shall be responsible for filing and prosecuting applications to register its Product Trademarks in the entire Territory, and for maintenance of such registrations thereafter, and shall initially bear all costs associated therewith, provided that the Trademark User shall reimburse the Trademark Owner for all costs associated with filing, prosecuting and maintaining its Product Trademark in the Trademark User’s exclusive Territory and in each country or region in the Co-Exclusive Territory designated to such Trademark User in the Commercialization Plan for such Product. GTC shall consult with LFB Biotech and LFB/GTC LLC with respect to the countries or regions (e.g. a Community Trade Mark) in which registration of Product Trademarks owned by GTC will be sought in the European Territory, and will register the Product Trademarks in all such countries or regions as reasonably requested by LFB Biotech or LFB/GTC LLC in the European Territory. LFB Biotech will register Product Trademarks owned by LFB Biotech in the United States and Canada. The Trademark Owner will consult with the Trademark User and LFB/GTC LLC with respect to the countries or regions within the Co-Exclusive Territory in which the Product Trademarks owned by the Trademark Owner will be registered and will register the Product Trademarks in all such countries or regions as reasonably requested by the Trademark User or LFB/GTC LLC.

(c) Product Trademark Enforcement. LFB Biotech shall be responsible for enforcing the Product Trademarks in the European Territory and shall bear all costs associated therewith and GTC shall be responsible for enforcing the Product Trademarks in the North American Territory and shall bear all costs associated therewith. The Operating Parties shall mutually determine, through the JSC, on a Product- by- Product and country-by-country basis, which Operating Party shall be responsible for enforcing the Product Trademarks in respect of the relevant Product in the Co-Exclusive Territory. Each Operating Party shall promptly inform the other Operating Party, the JSC and LFB/GTC LLC in writing of any alleged or threatened infringements of the Product Trademarks in the Territory, or of any challenge to the validity of the Product Trademarks of which they become aware, and the JSC shall consider the action to be taken. In the event that the Operating Parties, through the JSC, elect to prosecute or defend the matter, they will determine which Operating Party will do so using counsel approved by both Operating Parties and the JSC, and no settlement, consent judgment or other voluntary disposition of the matter may be entered into by either Operating Party without the consent of the other Operating Party.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(d) No Implied Licenses. Except for the license granted in Section 3.7, nothing herein shall create any rights of either Operating Party in and to any Product Trademarks owned by the other Party as provided in this Agreement.

(e) Costs of Trademark Prosecution and Enforcement. All costs incurred or paid by an Operating Party in prosecuting and enforcing Product Trademarks for a Product in accordance with this Article 10, to the extent not otherwise reimbursed to or recovered by such Operating Party, shall be treated as Development Costs of such Operating Party to the extent incurred during the Development Phase, and as Commercialization Costs of such Operating Party to the extent incurred during the Commercialization Phase.

ARTICLE 11

COVENANTS, REPRESENTATIONS, AND WARRANTIES

11.1 Mutual Covenants. Each Operating Party covenants the following:

(a) That it shall comply, and cause its Affiliates, employees, agents, sublicensees and subcontractors to comply, with all federal, state, provincial, territorial, governmental, and local laws, rules, and regulations applicable to the Development, manufacture, and Commercialization of Products in the Territory by such Operating Party pursuant to the Development Plan, the Commercialization Plan, and this Agreement, including without limitation, with respect to the United States, the Prescription Drug Marketing Act, the Federal Food, Drug and Cosmetics Act of 1938, as amended, the Health Insurance Portability and Accountability Act, the Federal Anti-Kickback Statute, and any applicable FDA regulations relating to sampling practices.

(b) That it shall disclose promptly, without delay, to the other Parties all information in its Control, and as to which it becomes aware, concerning side effects, injury, toxicity, or sensitivity reaction and incidents or severity thereof with respect to the Products.

(c) That it shall not, and shall cause its Affiliates not to, during the Term, grant, assign, transfer, convey or otherwise encumber its right, title and interest in its respective Patent Rights and Know-How in a manner that conflicts or is inconsistent with the rights and licenses granted to the other Parties under this Agreement.

(d) To the extent that any of its obligations under this Agreement require performance or observance by one or more of its Affiliates, it has made, or shall have made prior to the time such performance or observance is required, arrangements with the relevant Affiliate(s) to cause such obligations to be performed or observed in accordance with the terms and conditions of this Agreement.

(e) At no time during the Term shall its past due and unpaid obligations to Third Parties in respect of goods or services furnished by such Third Parties to such Operating Party in connection with its activities under this Agreement exceed ************ in the aggregate.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

11.2 Representations and Warranties of the Parties.

(a) LFB/GTC LLC, GTC, LFB Biotech and LFB-US each represents and warrants to the other that, as of the Effective Date:

(i) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) it has the authority and right to enter into this Agreement and to perform its obligations hereunder;

(iii) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors’ rights;

(iv) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, subject to the terms of any disclosure that any Party shall have made to the other Parties on the date hereof nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it;

(v) to its knowledge, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained; and

(vi) neither its name nor the name of any of its Affiliates or their respective employees or consultants who will be undertaking any activities related to this Agreement or the Product are listed on the debarment list maintained by the FDA pursuant to 21 U.S.C. § 335(a) and § 335(b) and published on the internet at the following address (or any successor address): http://www.fda.gov/ora/compliance_ref/debar/default.htm.

11.3 Additional Representations and Warranties of LFB Biotech. LFB Biotech hereby represents and warrants to LFB/GTC LLC and GTC that, as of the Effective Date:

(a) There are no claims or, to LFB Biotech’s knowledge, written threats of interference, nullity or similar invalidity proceedings (or the equivalent in countries outside the United States) pending with respect to the LFB Biotech Patent Rights;

(b) Neither LFB Biotech nor any of its Affiliates has previously granted, assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the LFB Biotech Technology in a manner that conflicts or is inconsistent with the rights and licenses granted to LFB/GTC LLC and GTC under this Agreement;

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) To the best of LFB Biotech’s knowledge, LFB Biotech or its Affiliates Controls all right, title and interest in and to the LFB Biotech Technology, including any data, materials and animals provided to GTC hereunder, and LFB Biotech has the right to grant the rights and licenses granted to LFB/GTC LLC and GTC hereunder; and

(d) There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation pending or relating to or, to LFB Biotech’s knowledge, threatened that the LFB Biotech Technology infringes upon the patent rights or other intellectual property rights of any Third Party.

11.4 Additional Representations and Warranties of GTC. GTC hereby represents and warrants to LFB/GTC LLC and LFB Biotech that, as of the Effective Date:

(a) There are no claims or, to GTC’s knowledge, written threats of interference, nullity or similar invalidity proceedings (or the equivalent in countries outside the United States) pending with respect to the GTC Patent Rights;

(b) Neither GTC nor any of its Affiliates has previously granted, assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the GTC Technology in a manner that conflicts or is inconsistent with the rights and licenses granted to LFB/GTC LLC and LFB Biotech under this Agreement;

(c) To the best of GTC’s knowledge, GTC or its Affiliates Controls all right, title and interest in and to the GTC Technology, including any materials provided to LFB Biotech hereunder, and GTC has the right to grant the rights and licenses granted to LFB/GTC LLC and LFB Biotech hereunder; and

(d) There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation pending or relating to or, to GTC’s knowledge, threatened that the GTC Technology infringes upon the patent rights or other intellectual property rights of any Third Party.

11.5 Performance by Affiliates. Any Operating Party may perform some or all of its obligations under this Agreement through one or more of its Affiliates or sublicensees or subcontractors, provided, however, that such Operating Party shall remain responsible for, and be guarantor of, the performance by its Affiliates, sublicensees and subcontractors.

ARTICLE 12

CONFIDENTIALITY

12.1 Treatment of Confidential Information. Except as provided below, the Parties agree that during the Term, and for a period of ************ thereafter, each Party (the “Receiving Party”) shall (a) maintain in confidence Confidential Information of each other Party (the “Disclosing Party”) to at least the same extent and with the same degree of care as the Receiving Party maintains its own proprietary information of similar kind and value (but at a minimum each Party shall use Commercially Reasonable Efforts), including, without

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

limitation, using Commercially Reasonable Efforts to protect the integrity and confidentiality of the Disclosing Party’s Confidential Information, (b) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party, except for disclosures made in confidence to any Third Party that are explicitly permitted by the Development Plan or Commercialization Plan or approved by the JSC, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement.

12.2 Exceptions. Notwithstanding the foregoing, the Receiving Party shall have no such confidentiality and non-use obligations with respect to any portion of the Confidential Information of the Disclosing Party that:

(a) at the time of disclosure by the Disclosing Party to the Receiving Party, was generally available to the public, or after such disclosure, becomes generally available to the public through no fault attributable to the Receiving Party; or

(b) was known to the Receiving Party, without obligation to keep it confidential, prior to when it was received from the Disclosing Party, as evidenced by the Receiving Party’s written records in existence at the time of disclosure; or

(c) is subsequently disclosed to the Receiving Party, without obligation to keep it confidential, by a Third Party lawfully in possession thereof and having the right to so disclose; or

(d) as demonstrated by the Receiving Party by competent written proof, has been independently developed by employees of the Receiving Party who do not have access to or knowledge of such Confidential Information.

12.3 Authorized Disclosures. Nothing in this Agreement shall prohibit the Receiving Party from disclosing Confidential Information of the Disclosing Party, as well as the terms and conditions of this Agreement:

(a) to the Receiving Party’s Affiliates, employees, agents, consultants, sublicensees, clinical investigators, and contract manufacturers, if any, but only on a need-to-know basis for purposes provided for in this Agreement, provided that such disclosure occurs pursuant to a written confidentiality agreement containing provisions at least as protective as those of this Article 12;

(b) to the Receiving Party’s professional advisors or investors who are bound by a duty of confidentiality with obligations at least as protective as the provisions of this Article 12;

(c) to the extent required by court order, law, or regulation, provided that the Receiving Party provides the Disclosing Party prior written notice of the required disclosure and takes reasonable steps to limit such disclosure to the minimum required amount and to obtain, or cooperate with the other Disclosing Party in obtaining, a protective order or other similar order requiring that such Confidential Information be used only for the purposes required by such court order, law, or regulation.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

12.4 Publicity. All publicity, press releases, and other public announcements relating to this Agreement or the performance hereunder other than publications described in Section 12.5 shall be reviewed in advance by, and shall be subject to the written approval of, all Parties (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, any disclosure which is required by law or any listing or securities trading agreement concerning a Party’s publicly traded securities, based upon advice of the disclosing Party’s counsel, may be made without the prior consent of the other Parties, provided that (a) the other Parties shall be given prompt notice of any such legally required disclosure and to the extent practicable the disclosing Party shall provide the other Parties an opportunity to comment on the proposed disclosure and in the case of the legally required disclosure of the text of this Agreement, to request the redaction of such parts hereof as may be appropriate, which request shall be transmitted by the disclosing Party to the authority requiring such disclosure, and (b) such disclosure is limited only to the information that is required to be disclosed by the applicable foregoing exception. Notwithstanding any of the foregoing, the Parties acknowledge that GTC shall disclose on a Current Report on Form 8-K the existence of this Agreement and its material terms within ************ Business Days after the Restatement Date.

12.5 Publication.

(a) Each Party agrees that it shall not, and shall cause its Affiliates not to, publish or present to the public the results of non-clinical studies or clinical trials or other information related to any Product in the Territory without the opportunity for prior review by the other Parties. If a Party (the “Publishing Party”) wishes to publish or to present to the public such results, then it shall provide the other Parties (the “Non-Publishing Parties”) the opportunity to review any of the Publishing Party’s proposed abstracts, manuscripts or presentations (including verbal presentations) which relate to the Product at least ************ prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Parties are given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. All Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. No Party or its Affiliates shall have the right to publish or present to the public Confidential Information of the other Parties, except as permitted under Sections 12.2 or 12.3. Nothing contained in this Section 12.5 shall prohibit the inclusion of information necessary for a patent application, provided that the non-Publishing Parties are given a reasonable opportunity to review the information to be included prior to submission of such patent application. Notwithstanding anything to the contrary herein, any Party may disclose information about the clinical trials performed or to be performed on Products hereunder, without the need to obtain the other Parties’ approval (provided, however, that the Publishing Party will use reasonable efforts to inform the other Parties and to allow the other Parties to comment on the disclosure), to the extent that such disclosure is reasonably necessary to comply with applicable laws, regulations and guidelines of Regulatory Authorities.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) It is understood that a detail of the Product in the Territory shall not be considered to be publication or presentation to the public and shall therefore not be subject to the requirements of Section 12.5(a).

12.6 Termination of Prior Confidentiality Agreements. This Agreement supersedes all nondisclosure agreements entered into by the Parties prior to the Effective Date. All information exchanged between the Parties that qualified as confidential or proprietary under such nondisclosure agreements prior to the Effective Date shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 12.

ARTICLE 13

INDEMNIFICATION

13.1 Indemnification by LFB Biotech and LFB-US. Unless otherwise provided herein, LFB Biotech and LFB-US agree, jointly and severally, to indemnify, hold harmless and defend LFB/GTC LLC, GTC, its Affiliates, and its and their respective directors, officers, employees and agents (the “GTC Indemnitees”) from any and all liabilities, costs, damages, fines, penalties, amounts paid in settlement, fees and expenses (including reasonable fees and expenses of legal counsel) (“Damages”) arising from an Action by a Third Party (collectively, “Third Party Claims”) resulting or alleged to result from, directly or indirectly, any of the following (each, an “LFB Biotech Assumed Liability”):

(a) a breach by LFB Biotech of a representation, warranty, or covenant made under this Agreement;

(b) any negligence or willful misconduct of the LFB Biotech Indemnitees in connection with their performance of LFB Biotech’s obligations under this Agreement;

(c) the practice of the LFB Biotech Technology to manufacture, use, sale, offer for sale, and/or import Products under this Agreement infringing the Patent Rights of any Third Party;

(d ) the infringement of any Third Party Patent Rights by LFB Biotech or its Affiliates or subcontractors in the manufacture, use, sale, offer for sale, and/or importation of Products under this Agreement; or

(e) the manufacture, use, sale, offer for sale and/or importation of the Products by LFB Biotech or its Affiliates or subcontractors causing, directly or indirectly, any Third Party personal injury or death, possibility of injury or death or economic loss.

Such indemnity shall not apply to the extent it is shown that such Third Party Claim was the result of any GTC Assumed Liability (as defined below) or constitutes a Shared Liability Claim.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

13.2 Indemnification by GTC. Unless otherwise provided herein, GTC shall indemnify, hold harmless and defend LFB/GTC LLC, LFB-US, LFB Biotech, its Affiliates, and its and their respective directors, officers, employees and agents (the “LFB Biotech Indemnitees”) from any and all Damages arising from any Third Party Claims resulting or alleged to result from, directly or indirectly, any of the following (each, a “GTC Assumed Liability”):

(a) a breach by GTC of a representation, warranty, or covenant made under this Agreement; or

(b) any negligence or willful misconduct of the GTC Indemnitees in connection with their performance of GTC’s obligations under this Agreement;

(c) the practice of the GTC Technology to manufacture, use, sale, offer for sale, and/or import Products under this Agreement infringing the Patent Rights of any Third Party;

(d ) the infringement of any Third Party Patent Rights by GTC or its Affiliates or subcontractors in the manufacture, use, sale, offer for sale, and/or importation of Products under this Agreement; or

(e) the manufacture, use, sale, offer for sale and/or importation of the Products by GTC or its Affiliates or subcontractors causing, directly or indirectly, any Third Party personal injury or death, possibility of injury or death or economic loss.

Such indemnity shall not apply to the extent it is shown that such Third Party Claim was the result of any LFB Biotech Assumed Liability or constitutes a Shared Liability Claim.

13.3 Procedure. In the event of a Third Party Claim against an Operating Party, LFB-US or LFB/GTC LLC entitled to indemnification under Section 13.1 or 13.2 hereof (each an “Indemnified Party”), the Indemnified Party shall promptly notify the other Operating Party (“Indemnifying Party”) in writing of the Third Party Claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the Third Party Claim and its settlement; provided that the omission of such notice shall not relieve any Operating Party from its obligations under this Section 13.3, except to the extent the other Operating Party can establish actual prejudice and direct damages as a result thereof. The Indemnified Party shall cooperate with the Indemnifying Party, including, as requested by the Indemnifying Party and at the Indemnifying Party’s cost, entering into a joint defense agreement. The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such Third Party Claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

13.4 Shared Liability Claims.

(a) Allocation. If any Third Party Claim is made that (A) the manufacture, use, sale, offer for sale, and/or importation of Products under this Agreement infringes the Patent Rights of any Third Party, or (B) the use of the Products has caused, directly or indirectly, any Third Party personal injury or death, possibility of injury or death or economic loss and such Third Party Claim does not constitute an LFB Biotech Assumed Liability or a GTC Assumed Liability, then such Third Party Claim shall be considered a “Shared Liability Claim”. GTC and LFB Biotech shall each be liable for ************ of all Damages incurred by the Operating Parties or their respective Affiliates or any of them arising from any Shared Liability Claim. All such claims, actions, suits, proceedings, hearings, investigations and demands shall be governed exclusively by this Section 13.4 and, except as expressly set forth in this Section 13.4, neither Operating Party shall seek from the other Operating Party any indemnity or other recovery on account of any such claims.

(b) Procedure. Each Operating Party shall give the other Operating Party prompt written notice of any Shared Liability Claim, but the omission of such notice shall not relieve either Operating Party from its obligations under this Section 13.4, except to the extent the other Operating Party can establish actual prejudice and direct damages as a result thereof. The Operating Parties shall collaborate in good faith to defend any Shared Liability Claim in accordance with this Section 13.4 and no settlement shall be entered into without the approval of both Operating Parties, such approval not to be unreasonably withheld or delayed. Any costs incurred by an Operating Party in defense of a Shared Liability Claim shall be treated as the Development Costs of such Operating Party.

(c) Reconciliation. Within ************ following the end of each calendar quarter during which any Shared Liability Claim has been pending, each Operating Party shall provide to the JSC a written statement of all Damages incurred by such Operating Party or its Affiliates in connection with such claim (“Unsettled Shared Damages”). ************ of any Unsettled Shared Damages shall be allocated to each Operating Party as the Development Costs of such Party.

(d) Exception. For purposes of clarity, the obligations of each Operating Party to indemnify the other Operating Party under a Commercial License executed in accordance with Section 8.2(c)(ii) shall be governed by the terms of the Commercial License and shall not be governed by this Article 13 unless otherwise specifically agreed.

13.5 Effect of Disclosures. Notwithstanding any disclosure, whether in oral, written, electronic or other form, made by either Operating Party or LFB-US under the representation and warranty in Section 11.2(a)(iv) hereof, such Operating Party’s and LFB-US’s indemnity obligations under this Agreement and the other Operating Party’s and LFB/GTC LLC’s remedies shall remain in full force and effect as if such representation and warranty were unqualified in any way.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

13.6 Insurance. Each Operating Party shall procure and maintain insurance, including product liability insurance, naming the other Operating Party and LFB/GTC LLC as an additional insured, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent corporations similarly situated at all times during which the Product is being clinically tested with human subjects or commercially distributed or sold. The Operating Parties acknowledge and agree that such insurance shall not be construed to create a limit of either Operating Party’s liability with respect to its indemnification obligations under this Article 13. Each Operating Party shall provide the other with written evidence of such insurance upon request. Each Operating Party shall provide the other with written notice at least ************ prior to the cancellation, non-renewal or material change in such insurance.

ARTICLE 14

TERM AND TERMINATION

14.1 Term.

(a) Collaboration Term. Unless earlier terminated in accordance with the terms of this Article 14, the term of this Agreement shall commence on the Effective Date and expire on the twenty-fifth (25th) anniversary thereof (the “Initial Collaboration Term”). At least ************ prior to the expiration of the Initial Collaboration Term, the Parties shall mutually determine whether to (i) extend the collaboration to continue adding new Products in accordance with Section 2.1, or (ii) if no Product Term is then in effect, allow the Agreement to expire by its terms. In any event, the Collaboration under this Agreement shall be continued with respect to those Products, if any, for which the Product Term thereof is still in effect and shall continue for such purposes until the last to expire of such Product Terms. The Initial Collaboration Term, together with any extension or continuation thereof as provided in this Section 14.1, is referred to herein as the “Collaboration Term”.

(b) Product Term.

(i) Unless earlier terminated in accordance with this Agreement, the initial term of this Agreement with respect to each Product shall commence on the applicable Product Start Date and end on the later of (a) the ************ anniversary of the Effective Date, and (b) the date that is ************ years following the date of the last Regulatory Approval for such Product in any country in the Territory. The initial Product term for any Product as set forth in this Section 14.1(b) is referred to herein as the “Base Product Term”.

(ii) The Operating Parties and the JSC shall begin discussing in good faith an extension of the Base Product Term for each Product on or about the date that is ************ prior to the end of such Base Product Term. Any extension of the Base Product Term must be agreed upon by the date that is ************ prior to the date upon which the Base Product Term of such Product shall expire, or this Agreement shall terminate with respect to such Product on such date. The Base Product Term with respect to any Product, together with any extension agreed by the Operating Parties in accordance with this Section 14.1(b)(ii), is referred to herein as the “Product Term”.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) Upon expiration of the Product Term with respect to any Product, all rights and licenses granted hereunder with respect to such Product shall terminate and no Party shall have any obligations to the other Parties with respect to such Product, except to the extent such obligations were incurred prior to such expiration; provided, however, that in the case of a Product then in use for the treatment of human patients, the Operating Parties shall, under the guidance of the JSC, use Commercially Reasonable Efforts to continue to exercise such responsibilities as shall ensure the continued availability of the Product to patients, including continued licensing and supply arrangements, subject to commercially reasonable compensation as the JSC shall determine.

14.2 Termination Rights.

(a) Termination of a Product Term Without Fault. The Product Term with respect to a Product may be terminated without fault under the following circumstances:

(i) at any time by the mutual consent of the Operating Parties and LFB/GTC LLC;

(ii) with no further action required on the part of any Party if the JSC determines that it is not commercially viable to proceed with Development or Commercialization of such Product;

(iii) by either Operating Party upon ************ written notice to the other Parties if, after commencing Development of a Product, the JSC fails to agree on a subsequent Development Plan or Commercialization Plan for such Product in accordance with Section 5.1 or 6.1 after such matter has been submitted to Senior Management and to mediation for resolution in accordance with Section 4.6 (for the avoidance of doubt, such matters shall not be subject to arbitration pursuant to Section 15.2); provided, that if any such failure to agree occurs within a ************ period following a Change of Control of an Operating Party and is not resolved through mediation in accordance with Section 4.6 such failure to agree shall be deemed a material breach permitting the other Operating Party to terminate the relevant Product Term immediately on written notice to the Operating Party subject to the Change of Control unless the Operating Party subject to the Change of Control can demonstrate that the failure to agree was caused by the other Operating Party’s having negotiated in bad faith (for the avoidance of doubt, the Operating Party subject to the Change of Control may submit the question of whether the other Operating Party acted in bad faith to arbitration in accordance with Section 15.2 and in such event such termination shall not be effective unless and until a final decision is rendered in the other Operating Party’s favor in such arbitration proceeding); and

(iv) In the event of a Force Majeure event as provided in Section 16.9.

(b) Termination of a Product Term for Material Breach. Either Operating Party may terminate the Product Term with respect to a Product upon ************ written notice for (i) the other Operating Party’s material breach of any material obligation under this Agreement with respect to such Product, including without limitation, (A) any disclosure

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

requirements with respect to Competing Products or with respect to an Alliance Affecting Core Business, (B) the failure to achieve any express Development and Commercialization milestone set forth in the applicable Development Plan and Commercialization Plan, which failure ************, and (C) the obligation to make any undisputed Profit Payment required under Section 8.3, or (ii) a deemed material breach by the other Operating Party following a Change of Control of such other Operating Party pursuant to Section 6.4(b)(ii), in each case (i) and (ii) which breach is not cured during such ************.

(c) Termination of Agreement Without Fault. This Agreement may be terminated in its entirety without the fault of either Operating Party under the following circumstances:

(i) at any time by the mutual consent of the Operating Parties and LFB/GTC LLC; or

(ii) by either Operating Party upon ************ written notice to the other Operating Party at any time after the ************ of the Effective Date if at the time of delivery of such notice no Products (including the Initial Product) are then being Developed or Commercialized by the Operating Parties.

(d) Termination of Agreement for Insolvency Event. An Operating Party may terminate this Agreement in its entirety on ************ notice to the other Operating Party upon the occurrence of an Insolvency Event with respect to such other Operating Party.

(e) Termination of Agreement in case of Alliance Affecting Core Business, Change of Control or Core Business Competitor Equity Acquisition.

(i) If one Operating Party or its Affiliate proposes to enter into an Alliance Affecting Core Business, it shall disclose such Alliance Affecting Core Business to the other Parties and if the disclosing Operating Party or its Affiliate does enter into such an Alliance Affecting Core Business the other Operating Party shall have the right to (A) terminate this Agreement upon ************ prior written notice to the Operating Party which itself or whose Affiliate is entering into such Alliance Affecting Core Business, or (B) if the disclosing Operating Party’s Affiliate enters into the Alliance Affecting Core Business, in lieu of terminating this Agreement, to immediately terminate this subsection 14.2(e)(i) with respect to itself and its Affiliates upon written notice and in the event of such termination shall no longer be subject to the restrictions set forth in this Section 14.2(e)(i); provided that the foregoing termination rights shall not apply if (A) ************. The Operating Party proposing to enter into an Alliance Affecting Core Business shall not be required to disclose to the other Operating Party (x) the identity of the Third Party with whom it or its Affiliate proposes to enter into such Alliance Affecting Core Business or (y) the product(s) proposed to be developed or commercialized in such Alliance Affecting Core Business, other than in general terms sufficient to demonstrate that such product(s) are within the description of the other Operating Party’s Core Business and Compete with the other Operating Party’s Core Business Product(s).

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) If a Change of Control occurs with respect to an Operating Party or the relevant Affiliate and the Third Party obtaining control of such Operating Party or the relevant Affiliate is not a Core Business Competitor of the other Operating Party, and if after the Change of Control such Operating Party does not propose any products for Development or Commercialization under this Agreement during the ************ period immediately following the effective date of such Change of Control, then the other Operating Party shall have the right to terminate this Agreement in its entirety upon ************ prior written notice.

(iii) If a Change of Control occurs with respect to an Operating Party or the relevant Affiliate and the Third Party obtaining control is a Core Business Competitor of the other Operating Party or if a Core Business Competitor Equity Acquisition occurs with respect to an Operating Party or the relevant Affiliate, then the other Operating Party shall have the right to terminate this Agreement in its entirety upon ************ prior written notice.

(f) Termination of Agreement if Two Products Subject to Termination for Material Breach. If an Operating Party has the right to terminate two or more Products for the other Operating Party’s material breach pursuant to Section 14.2(b), then whether or not such Operating Party has exercised such right (unless such Operating Party has expressly waived in writing such right with respect to one or more Products), such Operating Party shall have the right to terminate this Agreement in its entirety upon ************ prior written notice to the other Operating Party, unless within such ************ period all material breaches which gave rise to the right of termination of such Products are cured.

(g) Termination for Default of Covenant Under Section 11.1(e). If an Operating Party fails to perform its undertaking set forth in Section 11.1(e) (as reported pursuant to Section 8.3(a)) for ************, then the other Operating Party shall have the right to terminate this Agreement in its entirety upon ************ prior written notice to the Operating Party in default, unless within such ************ period such Operating Party has reduced the amounts past due and unpaid referred to in Section 11.1(e) to no more than ************; provided, that, if the other Operating Party does not provide written notice of such termination within ************ after receipt of the applicable report under Section 8.3(a), it shall be deemed to have irrevocably waived its termination right with respect to that particular failure but not with respect to any subsequent failure to perform under Section 11.1(e).

14.3 Effects of Termination.

(a) Termination of Product Term without Fault. If a Product Term is terminated pursuant to Section 14.2(a)(i) (mutual agreement), Section 14.2(a)(ii) (JSC decision), Section 14.2(a)(iii) (JSC unable to agree on Development Plan or Commercialization Plan) (but excluding a termination for any deemed material breach under the proviso thereof, the effect of which shall be determined in accordance with Section 14.3(c)) or Section 14.2(a)(iv) (Force Majeure), such termination shall have the following effects with respect to such Product:

(i) Such Product shall be removed from the Product List attached as Exhibit A and shall no longer be subject to this Agreement.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) If the Product is in the Commercialization Phase:

(A)

(1) The sublicense granted to LFB/GTC LLC by LFB-US in Section 3.2(a) shall be assigned by LFB/GTC LLC (as sublicensee) to GTC and will become an exclusive, irrevocable, perpetual sublicense with respect to such Product.

(2) The sublicense granted to LFB/GTC LLC by LFB-US in Section 3.2(b) shall be assigned by LFB/GTC LLC (as sublicensee) to GTC and will become an exclusive, irrevocable, perpetual sublicense with respect to such Product in the North American Territory and such part of the Co-Exclusive Territory as to which GTC or any Affiliate of GTC had previously been granted an exclusive license in respect of such Product, bearing an aggregate royalty as set forth in 14.3(a)(v) below.

(3) The sublicenses granted to GTC by LFB/GTC LLC in Section 3.4 shall be assigned by LFB/GTC LLC (as sublicensor) to LFB-US and become an exclusive, irrevocable, perpetual sublicense with respect to such Product.

(B)

(1) The license granted to LFB/GTC LLC by GTC in Section 3.3(a) shall be assigned by LFB/GTC LLC (as licensee) to LFB-US and become an exclusive, irrevocable, perpetual license with respect to such Product.

(2) The license granted to LFB/GTC LLC by GTC in Section 3.3(b) shall be assigned by LFB/GTC LLC (as licensee) to LFB-US and become an exclusive, irrevocable, perpetual license with respect to such Product in the European Territory and such part of the Co-Exclusive Territory as to which LFB Biotech or any Affiliate of LFB Biotech had previously been granted an exclusive license in respect of such Product, bearing an aggregate royalty as set forth in 14.3(a)(v) below.

(3) The sublicenses granted to LFB-US by LFB/GTC LLC in Section 3.5 shall be assigned by LFB/GTC LLC (as sublicensor) to GTC and will become will become an exclusive, irrevocable, perpetual sublicense with respect to such Product.

(C) with respect to such remaining part of the Co-Exclusive Territory as shall not be subject to an exclusive license in favor of GTC or LFB Biotech, the Originating Party of such Product shall be assigned the exclusive license of LFB/GTC LLC in respect of such remaining part of the Co-Exclusive Territory, bearing an aggregate royalty as set forth in 14.3(a)(v) below, such license to be of the same scope as the exclusive licenses described in subsections (A) or (B) above, as applicable and

(D) if an Operating Party was manufacturing and supplying or was required to manufacture and supply such Product to the other Operating Party as of the date of termination, it shall continue to do so at ************ until the earlier of (x) ************ following termination and (y) such time as the Continuing Party has established a satisfactory alternative supply of such Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(iii) If the Product is in the Development Phase and Phase II Trials have commenced with respect to such Product, then:

(A) the Originating Party shall be deemed the “Continuing Party” with respect to such Product, provided that the Originating Party shall promptly notify the non-Originating Party in writing in the event that the Originating Party decides not to continue to pursue the development or commercialization of such Product. The non-Originating Party shall have the right, to be exercised within ************ after receiving such notice, to notify the Originating Party in writing whether the non-Originating Party wishes to pursue the development and commercialization of such Product. If the non-Originating Party timely notifies the Originating Party that the non-Originating Party desires to develop and commercialize the Product, the non-Originating Party shall become the Continuing Party with respect to such Product. If the non-Originating Party notifies the Originating Party that the non-Originating Party does not wish to develop and commercialize the Product, or does not timely provide notice, the Originating Party shall remain the Continuing Party with respect to such Product;

(B) all licenses from the Continuing Party to LFB/GTC LLC and the corresponding sublicenses to the non-Continuing Party with respect to such Product shall terminate;

(C) the non-Continuing Party shall grant to the Continuing Party with respect to such Product, a perpetual exclusive licenses (subject to subsection (A) above) with respect to the entire Territory, bearing an aggregate royalty as set forth in Section 14.3(a)(v) below;

(D) until the earlier of (x) ************ following termination and (y) such time as the Continuing Party has established an alternative supply of such Product, if the non-Continuing Party was manufacturing and supplying or was contemplated to manufacture and supply such Product, it shall continue to manufacture and supply such Product to the Continuing Party at ************;

(E) the non-Continuing Party shall grant the Continuing Party a perpetual (subject to subsection (A) above), non-exclusive, royalty-bearing license (such royalty to be included in the royalty set forth in Section 14.3(a)(v) below) under the non-Continuing Party’s technology and Know-How to the extent reasonably necessary to manufacture such Product, with the right to sublicense to Third Parties engaged by the Continuing Party to manufacture such Product for the Continuing Party; and

(F) the non-Continuing Party shall return to the Continuing Party all Know-How and Confidential Information of the Continuing Party then in the non-Continuing Party’s possession that is solely related to the terminated Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(iv) If the Product is in the Development Phase but Phase II Trials have not commenced with respect to such Product, then the non-Originating Party in respect of such Product shall have the right to elect in writing within either to (x) be treated in accordance with Section 14.3(a)(iii) above or (y) receive from the Originating Party a payment in cash (the “IPV Payment”) equal to ************ of such non-Originating Party’s IPV with respect to such Product as of the date of termination as calculated in accordance with the Product Participation Model. If the non-Originating Party elects to receive the IPV Payment:

(A) the Originating Party shall pay the non-Originating Party the IPV Payment within ************ of receipt of the non-Originating Party’s written notice of such election;

(B) all licenses from the non-Continuing Party to LFB/GTC LLC with respect to such Product shall be assigned to the Continuing Party and shall become perpetual exclusive licenses with respect to the entire Territory, bearing a commercially reasonable royalty to be determined by the non-Continuing Party and Continuing Party through good faith negotiations within ************ after such termination; provided, that if the non-Continuing Party and Continuing Party are unable to agree upon such royalties within such ************ period, then the matter shall be resolved through dispute resolution in accordance with Section 14.3(d);

(C) the non-Continuing Party shall grant the Continuing Party a perpetual, non-exclusive, royalty-bearing license (such royalty to be included in the royalty calculation under subsection (iv)(B) above) under the non-Continuing Party’s technology and Know-How to the extent reasonably necessary to manufacture such Product, with the right to sublicense to Third Parties engaged by the Continuing Party to manufacture such Product for the Continuing Party; and

(D) the provisions of Sections 14.3(a)(iii)(B), (D), and (F) shall apply with respect to such terminated Product.

(v) The royalty to be paid to an Operating Party in respect of the licenses granted to such Operating Party under Sections 14.3(a)(ii)(A),(B) and (C) or 14.3(a)(iii)(C) above shall be an ************ for all such licenses in respect of the relevant Product and shall be determined by the Operating Parties through good faith negotiations within ************ after such termination in such manner as the amount received by each Operating Party through the payment of such royalties will be ************, it being agreed by the Operating Parties that the then most recent Development and/or Commercialization Plans with respect to such Product shall be accepted as a reference in determining such royalty. If GTC and LFB Biotech are unable to agree on such royalties within such ************ period, then the matter shall be resolved through dispute resolution in accordance with Section 14.3(d).

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) Termination of Agreement Without Fault or Insolvency Event.

(i) If this Agreement is terminated in its entirety pursuant to Section 14.2(c)(i) (mutual agreement), Section 14.2(d) (Termination of Agreement for Insolvency Event) or Section 14.2(e) (Termination of Agreement in case of Change of Control, Alliance Affecting Core Business or Core Business Competitor Equity Acquisition), then the provisions of Section 14.3(a) shall be applicable with respect to each of the Products then under Development or Commercialization.

(ii) If this Agreement is terminated in its entirety pursuant to Section 14.2(c)(ii) (no Products in Development or Commercialization after three years) then all licenses granted hereunder by either Party shall immediately terminate and each Party shall promptly return to the other Party all Know-How and Confidential Information of the other Party then in such Party’s possession.

(c) Termination for Fault. If the Product Term with respect to a Product is terminated under Section 14.2(b) (material breach) (including, for the avoidance of doubt, a deemed material breach in accordance with subsection (ii) thereof or in accordance with Section 14.2(a)(iii)), or this Agreement is terminated in its entirety under Section 14.2(f) (Termination of the Agreement if two Products subject to Termination for Breach), or 14.2(g) (Default of Covenant under Section 11.1(e)) then:

(i) all rights and licenses granted by LFB/GTC LLC to the terminated Operating Party, or with respect to the terminated Product, as the case may be, shall terminate (provided that, subject to the terms and conditions of this Agreement, the terminated Operating Party may continue to sell off its existing inventory of Products on hand as of the effective date of termination, and may fill any orders for Products accepted prior to the effective date of termination, provided that such orders are filled within ************ after the effective date of termination);

(ii) all rights and licenses granted by the terminated Operating Party to LFB/GTC LLC and the corresponding sublicense from LFB/GTC LLC to the terminating Operating Party hereunder with respect to any Products then being Developed or Commercialized, or with respect to the terminated Product, as the case may be, shall remain in effect, but shall convert to exclusive (in the terminating Operating Party’s exclusive Territory hereunder, including those countries or regions of the Co-Exclusive Territory that are exclusively designated to such Operating Party or its Affiliates by the JSC) and non-exclusive (in the rest of the Territory), worldwide, irrevocable, perpetual and royalty-free licenses;

(iii) the terminated Operating Party shall return to the terminating Operating Party all Know-How and Confidential Information of the terminating Operating Party then in the terminated Operating Party’s possession that is solely related to the terminated Product(s);

(iv) to the extent legally permissible, the terminated Operating Party shall transfer to the terminating Operating Party ownership, possession and control of all Regulatory Filings prepared by and Regulatory Approvals held by the terminated Operating Party or its Affiliates that solely relate to the terminated Product(s), together with copies of all correspondence and conversation logs with Regulatory Authorities relating thereto, and copies of all data, reports, records and materials in the terminated Operating Party’s or its Affiliates’ possession that solely relate to the use, sale, offer for sale or importation of the terminated Product(s), including all non-clinical, pre-clinical and clinical data relating thereto;

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(v) the terminated Operating Party shall grant the terminating Operating Party a fully paid, non-exclusive, royalty-free, worldwide, irrevocable, perpetual license to use in the manufacture of the terminated Product(s) any technology or Know-How Controlled by the terminated Operating Party or its Affiliates that is reasonably necessary for the manufacture of such Product(s);

(vi) if the terminated Operating Party is a Trademark Owner then the terminated Operating Party shall assign the relevant Product Trademark(s) of which it is the Trademark Owner, together with all goodwill associated therewith, to the terminating Operating Party;

(vii) to the extent the terminated Operating Party was manufacturing and supplying the terminated Product(s) to the terminating Operating Party, the terminated Operating Party shall continue to manufacture and supply such Product(s) to the terminating Operating Party ************ until the earlier of (x) ************ following termination and (y) such time as the Continuing Party has established a satisfactory alternative supply of such Product.; provided, that the terminating Operating Party shall use good faith reasonable efforts to establish a manufacturing site for such Product as soon as reasonably practicable following the date of termination;

(viii) the terminated Operating Party agrees to use best efforts (subject to any legal and regulatory constraints) to transfer the manufacture of the terminated Product(s) (including any transgenic mammals it owns or controls and that are used in the production of the terminated Product(s)) to the terminating Operating Party or a Third Party designated by the terminating Operating Party as soon as possible following such termination; and

(ix) the terminated Operating Party shall provide at cost to the terminating Operating Party reasonable technical support with respect to the manufacture of the terminated Product(s) as reasonably requested by the terminating Operating Party for a period not to exceed ************ from the effective date of termination.

(d) Disputes Regarding the Calculation of Royalties. If GTC and LFB Biotech are unable to agree on the royalties to be paid under subsections (a)(iv)(B), (a)(v) or (c)(ii) of this Section 14.3 within the negotiation period provided therein, then, at the request of either of the Operating Parties, the matter shall be submitted to non-binding mediation by a mutually agreed independent Third Party knowledgeable as to the matter(s) in dispute who shall render his/her decision within ************. If both Operating Parties do not accept the decision of such mediator within ************ after such decision having been rendered, or if the Operating Parties have not agreed on a mediator within ************ after a request for mediation, then, subject to the rights and obligations of the Operating Parties under this Agreement, the matter shall be referred to arbitration as described in Section 15.2.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

14.4 Survival; Accrued Rights. The rights and obligations of the Parties under the following provisions of this Agreement, as applicable to such Parties, shall survive any expiration or any termination of this Agreement in its entirety or with respect to any Product: Sections 1, 7.3, 7.4(e), 8.3(c) (with respect to final reports and Profit Payments), 8.4, 8.5, 8.6 and 8.7 (in each case 8.5, 8.6 and 8.7, with respect to post-expiration or post-termination payment and accounting obligations), 12.1, 12.2, 12.3, 12.5, 13.1, 13.2, 13.3, 13.4, 13.5, 14.3, 14.4, 14.5, 15.2, 16.3, 16.4, 16.5, 16.6, 16.7, 16.8, 16.10, 16.11, 16.12, 16.13 and 16.14. In any event, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

14.5 Effect of Termination on Sublicenses. If this Agreement is terminated in the entirety or with respect to a particular Product, as the case may be, and a given sublicense granted by the terminated Operating Party is in force and effect on the date of such termination, then any Patent Rights and/or Know-How of the terminating Operating Party sublicensed by the terminated Party to the sublicensee shall automatically become directly licensed from the terminating Operating Party to such sublicensee under the terms and conditions of this Agreement with respect to the applicable Product(s), which license shall be of the same scope licensed to the sublicensee, provided that the sublicensee (a) agrees in writing to be bound to the terminating Operating Party under the terms and conditions of this Agreement, (b) is not in breach of the relevant sublicense and (c) agrees to thereafter make all reports and payments due under this Agreement with respect to the applicable Product(s) directly to the terminating Operating Party or its designee; provided, that the terminating Operating Party will not be required to assume any obligations broader in scope than it has under this Agreement.

ARTICLE 15

DISPUTE RESOLUTION

15.1 Disputes. Except as otherwise set forth in this Agreement, in the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (a “Dispute”), either Operating Party may promptly, upon written notice to the other Operating Party, refer such Dispute to the respective Senior Management, and such Senior Management shall attempt in good faith to resolve such Dispute. If the Operating Parties are unable to resolve a given Dispute pursuant to this Section 15.1 within ************ after referring such Dispute to the Senior Management, either Operating Party may elect to resolve such Dispute in accordance with Section 15.2, to the exclusion of other remedies.

15.2 Arbitration.

(a) Subject to Section 15.1 and except as otherwise expressly provided in this Agreement, any dispute, claim or controversy relating to, arising out of, or in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach, or termination, shall be finally resolved under

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

the rules of the London Court of International Arbitration by a panel of three arbitrators appointed in accordance with such rules and having relevant legal or business experience. Each Operating Party shall nominate one such arbitrator, and the two arbitrators so nominated shall nominate the third. The place of arbitration shall be London, England. The language of the arbitration shall be English. The arbitrators shall be empowered to order production of all documents reasonably calculated to lead to information or other documents relevant to such proceeding. Notwithstanding the fact that LFB/GTC LLC will not be a participant in the arbitration, LFB/GTC LLC shall be bound by any decision of the arbitrators. Each Operating Party shall bear the fees and expenses of its legal representation in the arbitration. Judgment upon the arbitrators’ award may be entered in any court of competent jurisdiction. The award of the arbitrators may include compensatory damages but under no circumstances will the arbitrators be authorized to, nor shall they, award punitive damages or multiple damages against any Operating Party, except to the extent consistent with Section 16.5, and the Operating Parties expressly waive the right to assert claims for punitive damages or multiple damages.

(b) Nothing in this Article shall prevent any Operating Party, whether before or during the pendancy of an arbitration under this Article, from seeking conservatory and interim measures, including, but not limited to temporary restraining orders or preliminary injunctions, or their equivalent, from any court of competent jurisdiction. Further, notwithstanding anything to the contrary in this Article 15, without resort to arbitration in the first instance, any Operating Party shall have the right to bring suit in a court of competent jurisdiction against another Operating Party for (i) any breach of such other Operating Party’s duties of confidentiality pursuant to Article 12 of this Agreement, or (ii) any infringement of its own Patent Rights or other proprietary rights by such other Operating Party.

ARTICLE 16

MISCELLANEOUS

16.1 Actions by Affiliates. In the event an Affiliate of a Party fails to perform any obligation or comply with any provision hereunder that requires performance or compliance by such Affiliate and such failure to perform or comply would constitute or be deemed a breach of the relevant obligation or provision of this Agreement if such Affiliate were the relevant Party, such failure to perform or comply shall be deemed a breach of such obligation or provision by the relevant Party. In the event of any failure of an Affiliate of a Party to perform or comply with an applicable obligation hereunder, the other Party shall provide notice of such failure to the Party whose Affiliate failed to perform, in accordance with Section 16.7.

16.2 Assignment. No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties, such consent not to be unreasonably withheld, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, any Party may assign this Agreement or all of its rights and obligations hereunder in connection with (a) a merger or acquisition or a sale of all or substantially all of such Party’s assets to which this Agreement relates, or (b) to an Affiliate that Controls such Party in connection with a transfer to such Controlling Affiliate of all or substantially all of such Party’s assets to which this Agreement relates. This Agreement shall

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

be binding upon and, subject to the other terms of this Section 16.2, inure to the benefit of the Parties’ successors and permitted assigns and each Party shall cause any successor or permitted assign to agree in writing to be bound by the terms and conditions hereof.

16.3 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, USA, without regard to any conflicts of law principles that would provide for the application of the laws of another jurisdiction and excluding (a) the United Nations Convention on Contracts for the International Sale of Goods, (b) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (c) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. The foregoing notwithstanding, the Parties acknowledge and agree that any arbitration proceeding pursuant to Article 15 shall be subject to the procedural laws of England and Wales.

16.4 Non-Waiver. The waiver by any of the Parties of any breach of any provision hereof by another Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

16.5 Disclaimer of Indirect Damages. NO PARTY WILL BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY (PUNITIVE), MULTIPLE DAMAGES OR OTHER INDIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY BREACH HEREOF, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 16.5 IS INTENDED TO LIMIT OR RESTRICT (a) ANY RIGHTS OR REMEDIES OF ANY PARTY WITH RESPECT TO A BREACH OF ARTICLE 12 BY ANOTHER PARTY, OR (b) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER OPERATING PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 14.1, 14.2 AND 14.3.

16.6 Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the Parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the Parties as fully as practical, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

16.7 Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) on the next business day after timely delivery to an overnight courier (postage prepaid), or (c) on the date delivered by email or facsimile transmission (with receipt confirmed by automatic transmission report), as follows:

To LFB Biotech:	To GTC:

LFB-Biotechnologies	GTC Biotherapeutics, Inc.
3, avenue des Tropiques	175 Crossing Boulevard
91958 Courtaboeuf Cedex – France	Framingham, MA 01702

Attention: Président	Attention: CEO and General Counsel
Facsimile: +33 (0) 1 69 82 72 67	Facsimile: 1 (508) 370-3797

with a copy to:	To LFB/GTC LLC

Laboratoire Francais du Fractionnement	LFB/GTC LLC
et des Biotechnologies	c/o GTC Biotherapeutics, Inc.
3, avenue des Tropiques	175 Crossing Boulevard; Suite 410
91958 Courtaboeuf Cedex – France	Framingham, MA 01702

Attention: Président Directeur Général	Attention: General Manager
Facsimile: +33 (0) 1 69 82 72 67	Facsimile: (508) 271-3504

or to such other address as to which the Party has given written notice thereof. For the avoidance of doubt, GTC shall send a copy of any notice with respect to a default by LFB Biotech of its obligations hereunder (including without limitation any failure of an Affiliate of LFB to perform or comply with an applicable obligation hereunder) to LFB SA at the time such notice is sent to LFB Biotech; provided, that the failure of GTC to send such copy to LFB SA shall not relieve LFB Biotech from its obligations and liabilities hereunder or LFB SA from its obligations and liabilities under the Keepwell Agreement or diminish in any way the remedies available to GTC under this Agreement, the Keepwell Agreement or otherwise, with respect to the applicable default.

16.8 Headings. The headings appearing herein have been inserted solely for the convenience of the Parties and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

16.9 Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected Party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; terrorism; strikes; and lockouts or the like; provided that the Party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. The obligations of each Party hereunder shall be deemed to be suspended until the effects of the Force Majeure are relieved. If however, such cause or causes are not removed or discontinued within ************ of the

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

commencement thereof, and the failure to remove them affects the performance of a material obligation of a Party hereunder with respect to a Product, the other Party may terminate the Product Term with respect to the applicable Product upon written notice to the affected Party.

16.10 Entire Agreement. This Agreement and the LLC Agreement, including the Exhibits hereto and thereto, constitute the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the Parties relating to the subject matter hereof. This Agreement will control in the event of any conflict between this Agreement and any Development Plan, between this Agreement and any Commercialization Plan and/or between the LLC Agreement and this Agreement.

16.11 Amendments. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon any Party unless in writing and signed by the Party to be charged.

16.12 Independent Contractors and Relationship of the Parties. It is understood that all Parties are independent contractors and engage in the operation of their own respective businesses, and no Party is to be considered the agent or partner of the other Parties for any purpose whatsoever, except as otherwise expressly provided in this Agreement. No Party has any authority to enter into any contracts or assume any obligations for the other Parties or make any warranties or representations on behalf of the other Parties. Without limiting the generality of the foregoing, no Party shall be liable for any obligations of the other Parties to such other Parties’ subcontractors, sublicensees or other Third Parties with whom such other Parties have contracted in connection with the performance of their obligations hereunder. Furthermore, nothing in this Agreement or the transactions contemplated hereby shall be construed as creating a partnership among the Parties, including without limitation for tax purposes.

16.13 Exhibits. All Exhibits to this Agreement are part of this Agreement.

16.14 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

16.15 Recording. Each Party shall have the right, at any time, to record, register or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the Territory, and GTC or LFB Biotech, as the case may be, shall provide reasonable assistance to the other in effecting such record, registration or notification.

16.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

[Signature page follows.]

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

IN WITNESS WHEREOF, the Parties hereto have caused this Amended and Restated Joint Development and Commercialization Agreement to be executed by their duly authorized officers as of the date first above written.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox Chairman, Chief Executive Officer and President

LFB-BIOTECHNOLOGIES S.A.S.U.

By:	/s/ Christian Béchon
Christian Béchon President

LFB/GTC LLC

By:	/s/ Sami Chtourou
Sami Chtourou

LFB BIOTECHNOLOGIES, INC.

By:	/s/ Evelyne Nguyen
Evelyne Nguyen

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 17

LIST OF EXHIBITS AND ANNEXES

EXHIBIT A:	PRODUCT LIST

EXHIBIT B:	PRODUCT PARTICIPATION MODEL

B-1	Appendix I to Exhibit B: Development Costs

B-2	Appendix II to Exhibit B: Commercialization Costs

EXHIBIT C:	TERMS OF COMMERCIAL LICENSE

EXHIBIT D:	CORE BUSINESS PRODUCTS

EXHIBIT E:	[Intentionally Left Blank]

EXHIBIT F:	[Intentionally Left Blank}

EXHIBIT G:	HEADS OF AGREEMENT: COMMERCIAL PRODUCT LICENSE

EXHIBIT H:	[Intentionally Left Blank]

ANNEX 1:	LIST OF CURRENT PRODUCTS EXCLUDED FROM “COMPETING PRODUCTS” DEFINITION

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

EXHIBIT A

Product List

•	Transgenic version of rFVIIa (Initial Product)

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

EXHIBIT B

Product Participation Model

************

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Appendix I to Exhibit B

Development Costs

Development Costs of an Operating Party with respect to a Product may include the following costs to the extent they are paid or incurred during the Development Phase for such Product, as approved in advance by the JSC or, to the extent expressly provided in the Agreement, thereafter, and are ordinary and necessary for the Development of such Product:

•	Direct salary and wages.

•	Payroll taxes and fringe benefits related to direct salary and wages.

•	Travel, training, staff licenses and certifications.

•	Direct materials and direct supplies, including specialized software.

•

Direct costs for production of such Product including, but not limited to, construct discovery and development, animal development, animal maintenance, process development, validation, pre-clinical, clinical work and regulatory filings.

•	Direct external costs for consultants, temporary help and special studies.

•

Direct costs for research and development and pre-commercialization sales and marketing efforts, including without limitation the development and documentation of process methods and procedures for the manufacture and the Fully Absorbed Cost of Goods for batches manufactured and supplied for use in preclinical and clinical trial and pre-Commercialization activities.

•	Direct costs for outside services contracted with Third Parties related to performance of clinical trials, process development, pre-clinical studies, or other activities, including without limitation:

•

direct, out-of-pocket external costs, including clinical grants, clinical laboratory fees, positive controls and the cost of studies conducted and services provided by contract research organizations and individuals, consultants, toxicology contractors, and manufacturers necessary or useful for the purpose of obtaining Regulatory Approvals;

•	costs related to data management, statistical designs and studies, document preparation and other expenses associated with the clinical testing program; and

•	costs for preparing, submitting, reviewing or developing data or information for the purpose of submission of applications to obtain Regulatory Approvals (including user fees).

•	Direct costs for license fees and other amounts paid to a Third Party in connection with the Development of such Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

•

Direct costs relating to the investigation, filing, prosecution and maintenance of Patent Rights that cover the development, manufacture, use or sale of such Product. that is incurred during the Development Phase.

•	Direct costs of filing and maintaining Product Trademark registrations that are incurred during the Development Phase.

•	Other direct Development Costs to the extent mutually agreed by the Operating Parties through the JSC.

•

Costs of building inventory necessary for Product launch to the extent incurred during the Development Phase. – The JSC shall agree on an inventory plan for build-up of commercial supplies of Product in advance of launch on a country by country basis. The cash impact of this build up will be included in the Product Participation calculation to the extent incurred during the Development Phase.

•	Indirect Costs should be allocated considering a reasonable and appropriate share of

•	Indirect materials and supplies for the Development Activities of the relevant Operating Party, properly allocated.

•	Indirect equipment rental, maintenance, and calibration, properly allocated.

•

administration, facilities costs, information resources, cost accounting and forecasting, human resources, insurance, and incentive compensation performance bonus (whether paid in cash or stock), but excluding non-cash expense resulting from Accounting Standard SFAS123R or any equivalent accounting standard, share-based compensation accounting for stock options, stock appreciation rights and the like.

•

Cash costs for direct capital expenditures, or other significant investments, licenses, or assets used for the Development of such Product, in each case to be reviewed and approved by the JSC. If the asset is used for more than one program, its costs will be attributed to each program based on the program’s use of the asset’s available capacity.

•	Prior investments used in a program will be included based on their depreciation in accordance with the relevant Accounting Standard.

Depreciation or amortization resulting from investments that have been allowed on a cash basis will be excluded.

•	For clarity, the costs of issuing or repaying debt or equity financing, including interest or dividends shall not be included as Development Costs of an Operating Party.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Development Costs will include only overhead costs that are ordinary and necessary for the Development of the Products. Overhead costs will be allocated by each Operating Party to Development Costs based on allowable cost items and an allocation method to be approved by the JSC.

The Operating Parties will use their respective best efforts to specify within ************ of the Effective Date the project accounting allocation methods of each Operating Party which will be used to attribute Development Costs to the Development program for each Product.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

Appendix II to Exhibit B

Commercialization Costs

Commercialization Costs of an Operating Party with respect to a Product may include the following costs to the extent they are paid or incurred during the Commercialization Phase for such Product, except to the extent such costs are properly allocated as Development Costs under the Agreement, and are ordinary and necessary for the Development of such Product:

•	Direct salary and wages.

•	Payroll taxes and fringe benefits related to direct salary and wages

•	Travel, training, staff licenses and certifications.

•	Direct materials and direct supplies, including specialized software.

•	Direct costs for production of such Product, including Fully Absorbed Cost of Goods for the manufacture and supply of Product.

•	Direct external costs for consultants, temporary help and special studies.

•	Costs of sales and marketing efforts, including without limitation:

•	Finished Product distribution expense, including all distribution expenses such as transportation, customs duties, insurance, fees paid to warehouses, packaging and labeling expenses;

•

Field selling expenses, meaning the actual costs of staff, expenses, and external costs, incurred in the active detail or selling of a Product. In the event that more than one Product is being actively detailed or marketed, these costs will be allocated to each Product based on a reasonable method considering time incurred, details performed, etc. The method will be approved by the JSC during the annual budget process;

•

Direct promotion expense, including all Product-specific promotion expenses incurred in the promotion of the Product including, but not limited to, journal or direct to consumer advertising, agency fees, samples, speaker programs and other costs incurred in the promoting and marketing of Products.

•

Marketing overhead, will include only overhead costs that are ordinary and necessary for the marketing of the Products. Overhead costs will be allocated by each Operating Party to marketing costs based on allowable cost items and an allocation method to be approved by the JSC.

•

Direct costs for outside services contracted with Third Parties related to performance of post-registration studies, including payments for contract research, clinical grant costs, bulk drug, contract manufacturing costs, user fees, etc.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

•	Direct costs for license fees and other amounts paid to a Third Party in connection with the making, use or selling of such Product.

•

Direct costs relating to the investigation, filing, prosecution and maintenance of Patent Rights that cover the Development, manufacture, use or sale of such Product that are incurred during the Commercialization Phase.

•	Costs of filing and maintaining Product Trademark registration that are incurred during the Commercialization Phase.

•

The direct cost of all the external and internal regulatory support necessary to maintain the worldwide product registration for the Product including stability testing, preparation of annual reports, answering questions of Regulatory Authorities, preparing expert reports as required by Regulatory Authorities, etc.

•

Costs of building inventory necessary for Product launch to the extent incurred during the Commercialization Phase. The JSC shall agree on an inventory plan for build-up of commercial supplies of Product in advance of launch on a country by country basis. Costs incurred during Commercialization will be reimbursed from net Sales.

•	Cash impact of Direct Working Capital changes, for example significant increases in accounts receivable from customers.

•

Direct costs of support necessary for adverse experience documentation and reporting, response to health professional and consumer inquiries about the Product including the preparation and maintenance of the Product database, administration of Phase IV study grants and supplies, the monitoring and review of medical literature concerning the Product, evaluation of the need for labeling changes, coordination with marketing to manage promotional material review, and medical review and oversight of such activities.

•

Cash costs for direct capital expenditures, or other significant investments, licenses, or assets used in the Development or Commercialization of such Product. If the asset is used for more than one program, its costs will be attributed to each program based on the program’s use of the asset’s available capacity.

•	Prior investments used in a program will be included based on their depreciation in accordance with the relevant Accounting Standard.

•	Depreciation or amortization resulting from investments that have been allowed on a cash basis will be excluded.

•	Indirect costs should be allocated considering a reasonable and appropriate share of:

•	Indirect materials and supplies for the Commercialization Activities of the relevant Operating Party, properly allocated.

•	indirect equipment rental, maintenance, and calibration, properly allocated.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

•

To the extent specifically allocable to Commercialization of the Product, an appropriate share of administration, facilities costs, information resources, cost accounting and forecasting, human resources, insurance, and incentive compensation performance bonus (whether paid in cash or stock), but excluding non-cash expense resulting from Accounting Standard SFAS123R or any equivalent accounting standard, share-based compensation accounting for stock options, stock appreciation rights and the like.

•	For clarity, the costs of issuing or repaying debt or equity financing, including interest or dividends shall not be included as Commercialization Costs of an Operating Party.

Commercialization Costs will include only overhead costs that are ordinary and necessary for the Commercialization of Products. Overhead costs will be allocated by each Operating Party to Commercialization Costs based on allowable cost items and an allocation method to be approved by the JSC.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

EXHIBIT C

HEADS OF AGREEMENT

COMMERCIAL PRODUCT LICENSE

by and between

GTC BIOTHERAPEUTICS, INC. (“GTC”)

and

LFB-BIOTECHNOLOGIES S.A.S.U. (“LFB”)

RECITALS

A. GTC and LFB are parties to that certain Amended and Restated Joint Development and Commercialization Agreement (this “Agreement”) is entered into as of June __, 2008 (hereinafter, the “Agreement”) (capitalized terms used herein and not defined shall have the meaning ascribed to them in the Agreement);

B. Pursuant to Section 8.2(c)(ii) of the Agreement, if an Operating Party fails to fund ************ of the Development Costs of a Product (other than the Initial Product) (hereinafter, an “Affected Product”) during the period commencing on the relevant Product Start Date and ending on ************ for such Product (hereinafter, the “Funding Commitment Period”), then such Affected Product shall no longer be included within the Agreement and the rights and obligations of the Parties with respect to such Affected Product after the expiration of such period shall be governed by the terms of a definitive commercial license agreement (hereinafter, the “Commercial License”) to be executed between the Parties at such time; and

C. This Heads of Agreement sets forth the basic material terms of the Commercial License and the Parties shall negotiate in good faith a definitive agreement based on such terms within ************ from the Product Start Date with respect to any Product other than the Initial Product.

1.	SELECTED DEFINITIONS

1.1 “Commercial Party” means, for purposes hereof, the Operating Party that has failed to fund ************ of the Development Costs of a Product during the Funding Commitment Period.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

1.2 “Continuing Party” means, for purposes hereof, the Operating Party other than the Commercial Party.

1.3 “Exclusive Collaboration Territory” means, for purposes hereof, the European Territory with respect to LFB, and the North American Territory with respect to GTC. For purposes hereof, an Operating Party’s Exclusive Collaboration Territory shall not include any portion of the Co-Exclusive Territory that was designated to such Operating Party or its Affiliates or its Third Party subcontractors by the JSC under the Agreement.

1.4 “ROW” or “Rest of World” means, for purposes hereof, the rest of the Territory outside the Commercial Party’s Exclusive Collaboration Territory.

2.	RIGHTS OF THE PARTIES WITH RESPECT TO AFFECTED PRODUCTS

2.1 Termination of Product from Agreement. The Affected Product shall be excluded from the Agreement and except to the extent described herein the terms and conditions of the Agreement shall no longer apply to such Affected Product.

2.2 License to Continuing Party.

(a) The Commercial Party shall grant the Continuing Party an exclusive license under the Commercial Party’s Patent Rights and Know How to develop and commercialize the Affected Product in ROW, which license shall otherwise be of the same scope as its license from the Commercial Party under the Agreement with respect to the Affected Product.

(b) Such license shall bear an aggregate ************ royalty on Net Sales of the Affected Product in ROW (the “Product Royalty”). The precise Product Royalty will be negotiated in good faith by the Parties on an Affected Product-by-Affected Product basis, taking into consideration the IPV of the Commercial Party at the end of the Funding Commitment Period. Any dispute regarding the amount of the Product Royalty to be paid with respect to Net Sales of an Affected Product shall be subject to dispute resolution in accordance with the terms set forth in Article 15 of the Agreement.

2.3 License to Commercial Party.

(a) The Commercial Party shall have no rights to develop and commercialize the Affected Product in ROW and all rights and licenses granted by the Continuing Party to LFB/GTC LLC and all rights and sublicenses granted by LFB/GTC LLC to the Commercial Party in the Agreement, in each case, with respect to the Affected Product in ROW shall terminate.

(b) The Commercial Party shall retain exclusive rights under the Continuing Party’s Patent Rights and Know-How to develop and commercialize the Affected Product in the Commercial Party’s Exclusive Collaboration Territory.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) Subject to Section 2.4 below, the relevant terms and conditions of the Agreement, including without limitation all performance obligations of the Commercial Party thereunder, shall be incorporated into the Commercial License and shall continue to apply to the Affected Product solely with respect to the Commercial Party’s Exclusive Collaboration Territory.

2.4 Further Economic Terms.

(a) The Continuing Party shall retain ************ profits on Net Sales of the Affected Product in ROW, subject to its obligation to pay to the Commercial Party the Product Royalty and, if applicable, a reasonable transfer price in connection with the manufacture and supply of the Affected Product for ROW as set forth in 2.5 below.

(b) The Product Participation Model for the Affected Product and profit-sharing mechanism under the Agreement shall be incorporated into the Commercial License and shall apply solely to Net Sales of Affected Products in the Commercial Party’s Exclusive Collaboration Territory. Thus, for example, if at the end of the Funding Commitment Period the Continuing Party’s Product Participation percentage is ************ and the Commercial Party’s Product participation percentage is ************, the Continuing Party shall be entitled to ************ of Net Profits in the Commercial Party’s Exclusive Collaboration Territory and the Commercial Party shall be entitled to ************ of such Net Profits, subject to subsequent adjustment under the same terms provided in the Agreement.

(c) The Commercial Party shall continue to bear Development Costs and Commercialization Costs in its Exclusive Collaboration Territory and such costs shall be factored into the Product Participation Model under the same terms provided in the Agreement to adjust the Parties’ relative IPV solely with respect to the Commercial Party’s Exclusive Collaboration Territory. Thus, the Commercial Party may increase its Product Participation percentage solely in its Exclusive Collaboration Territory by contributing a larger share of Development Costs in its Exclusive Collaboration Territory; provided that the Commercial Party shall not regain any rights in ROW by reason of such additional funding.

2.5 Manufacture and Supply of Product.

(a) If the Commercial Party was supplying the Affected Product to the Continuing Party or a Third Party Commercialization partner under a Supply Agreement, it shall continue to do so and the terms of the relevant Supply Agreement, other than its economic terms, shall remain in effect. The Commercial Party shall continue to supply the Affected Product for those territories in ROW which it was previously supplying at a transfer price equal to its ************.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) If the Continuing Party desires the Commercial Party to supply Affected Product to the Continuing Party for additional regions of ROW, and the Commercial Party is willing and has the capacity to supply Affected Product for such additional regions, it shall supply such Affected Product at a transfer price equal to ************ under the terms of a definitive Supply Agreement to be negotiated for such purposes.

(c) If the Commercial Party is unable to supply, through itself or third parties, all or part of the Continuing Party’s requirements for the Affected Product, it shall grant the Continuing Party a perpetual, non-exclusive, royalty bearing (such royalty to be included in the Product Royalty described above) license under the Commercial Party’s Patent Rights and Know-How to the extent reasonably necessary to enable the Continuing Party to manufacture the Affected Product, with the right to sublicense to Third Parties engaged by the Continuing Party to manufacture such Product, under the terms of the Commercial License.

(d) If the Continuing Party was supplying the Affected Product to the Commercial Party under a Supply Agreement, it shall continue to do so with respect to the Commercial Party’s Exclusive Collaboration Territory at a transfer price equal to its ************.

2.6 Other Material Terms and Conditions. The Parties shall negotiate in good faith the other terms and conditions of the Commercial License, which shall be commercially reasonable and shall include, without limitation, customary representations, warranties, covenants and indemnities, reasonable performance obligations and appropriate remedies for default thereof, provisions regarding intellectual property rights, confidentiality, payments and reporting and other customary provisions for a commercial product license of this type.

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

EXHIBIT D

Core Business Products

•	GTC Core Business Products:

•	************

(ii)	LFB Biotech Core Business Products

MARKETED PRODUCTS

•	************

R & D PRODUCTS

•	************

Confidential material omitted and filed separately

with the Securities and Exchange Commission.

Asterisks denote such omissions.

ANNEX 1

Products Excluded from Competing Product Definition

GTC Excluded Products as of the Effective Date:

•	GTC Products:

•	************

•	Transgenic Products developed by GTC as part of pre-existing contracts or agreements with external partners:

•	************

LFB Biotech Excluded Products as of the Effective Date:

MARKETED PRODUCTS

•	************

R & D PRODUCTS

•	************